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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CHEROKEE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CHEROKEE INC.
5990 Sepulveda Boulevard, Suite 600
Sherman Oaks, California 91411

May 31, 2013

To my fellow Stockholders,

        I am pleased to invite you to attend the 2013 Annual Meeting of Stockholders (the "Annual Meeting") of Cherokee Inc. ("Cherokee"), to be held on Tuesday, July 16, 2013, at 10:00 a.m. (Pacific Time) at Cherokee's corporate headquarters, located at 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California, 91411.

        We have elected to take advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders on the Internet. We believe that these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our annual meeting.

        The business to be conducted at the meeting is set forth in the formal notice of annual meeting of stockholders and proxy statement that accompany this letter.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. I urge you to vote your shares electronically through the Internet, by telephone or, if you have requested and received a paper copy of the proxy statement, by completing, signing and returning the paper proxy card enclosed with the proxy statement. Voting through the Internet or by telephone will eliminate the need to return your proxy card.

        Thank you for your ongoing support of and continued interest in Cherokee.

Sincerely,
/s/ HENRY STUPP Henry Stupp Chief Executive Officer

CHEROKEE INC.
5990 Sepulveda Boulevard, Suite 600
Sherman Oaks, California 91411

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On July 16, 2013

        NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of the Stockholders of Cherokee Inc. ("Cherokee") will be held at Cherokee's corporate headquarters, located at 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California, 91411, on Tuesday, July 16, 2013 at 10:00 a.m. (Pacific Time) for the following purposes:

          1.     To elect six directors to the Board of Directors who will serve until Cherokee's 2014 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

          2.     To ratify the selection of Ernst & Young LLP as Cherokee's independent registered public accounting firm for the fiscal year ending February 1, 2014;

          3.     To hold a non-binding advisory vote on Cherokee's executive compensation;

          4.     To approve the Cherokee Inc. 2013 Stock Incentive Plan; and

          5.     To transact such other business as may be properly brought before the meeting or any postponement or adjournment thereof.

        Stockholders of record at the close of business on May 20, 2013 will be entitled to notice of and to vote at the annual meeting or any adjournments thereof. A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder for any purpose germane to the annual meeting during normal business hours for ten days prior to the annual meeting.

        The Board of Directors urges each stockholder to read carefully the enclosed proxy statement, which is incorporated herein by reference.

By Order of the Board of Directors,
/s/ HOWARD SIEGEL Howard Siegel Secretary

Sherman Oaks, California
May 31, 2013

Important Notice Regarding the Availability of Proxy Materials for Cherokee Inc.'s Annual Meeting of Stockholders to be held on July 16, 2013.

This Notice of Annual Meeting, Proxy Statement and Cherokee Inc.'s Annual Report on Form 10-K for the fiscal year ended February 2, 2013 are available on the Internet at the following website: www.proxyvote.com.

CHEROKEE INC.
5990 Sepulveda Boulevard, Suite 600
Sherman Oaks, California 91411

PROXY STATEMENT
2013 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On July 16, 2013

GENERAL INFORMATION

        This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors of Cherokee Inc., a Delaware corporation ("Cherokee", the "Company", "we", "us" or "our"), of proxies to be used at the 2013 Annual Meeting of Stockholders to be held at Cherokee's corporate headquarters, located at 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California, 91411, on July 16, 2013, at 10:00 a.m. (Pacific Time) and at any adjournments or postponements thereof (the "Annual Meeting"). Stockholders are being asked to vote upon (1) the election of six directors to the Board of Directors, (2) the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending February 1, 2014 ("Fiscal 2014"), (3) a non-binding advisory vote on our executive compensation, (4) the approval of the Cherokee Inc. 2013 Stock Incentive Plan (the "2013 Plan"); and (5) such other business as may properly come before the Annual Meeting. These proxy materials are being provided to stockholders on or about May 31, 2013.

Internet Delivery of Proxy Materials

        In accordance with rules and regulations adopted by the Securities and Exchange Commission (the "SEC"), instead of mailing a printed copy of our proxy materials to each stockholder of record, we may furnish proxy materials, including this proxy statement and our Annual Report on Form 10-K (the "Annual Report") for the fiscal year ended February 2, 2013 ("Fiscal 2013"), by providing access to such documents on the Internet. Most stockholders will not receive printed copies of the proxy materials unless they request them, in which case printed copies of the proxy materials will be provided at no charge.

        Instead of mailing a printed copy of our proxy materials to each stockholder of record, a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") was mailed to such stockholders on or about May 31, 2013 that instructs you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability also instructs you as to how you may submit your proxy on the Internet or by telephone.

        Any stockholder may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by following the instructions set forth in the Notice of Internet Availability. Choosing to receive future proxy materials by e-mail will save us the cost of printing and delivering documents to stockholders and will reduce the environmental impact of our annual meetings. A stockholder's election to receive proxy materials by e-mail will remain in effect until the stockholder terminates the election.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on July 16, 2013:

        Our Proxy Statement and our 2013 Annual Report to Stockholders are available at www.proxyvote.com. This website address contains the following documents: the Notice of the Annual Meeting, our Proxy Statement and our 2013 Annual Report to Stockholders. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Annual Report

        Copies of our Annual Report are also available on the Internet through the Investor Relations section of our website at www.thecherokeegroup.com and through the website of the SEC at www.sec.gov. Additionally, copies of our Annual Report are available free of charge upon written request to the office of Investor Relations, Cherokee Inc., 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411. Exhibits will be provided upon written request.

Record Date, Outstanding Shares

        Our Board of Directors has fixed May 20, 2013 as the record date to determine stockholders entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 8,400,168 shares of common stock outstanding. Each stockholder of record at the close of business on May 20, 2013 is entitled to one vote for each share of common stock then held on each matter to come before the Annual Meeting, or any adjournments or postponements thereof.

Quorum and Voting Requirements

        A majority of the votes eligible to be cast at the Annual Meeting by holders of our common stock represented in person or by proxy at the Annual Meeting is required for a quorum. Under Delaware law, shares represented by proxies that reflect abstentions or "broker non-votes" will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Broker non-votes are shares held by a broker or nominee which are represented at the meeting but with respect to which such broker or nominee is not empowered to vote on a particular proposal. See the explanation under the heading "Effect of Not Casting Your Vote" for further information regarding the effect of broker non-votes at the Annual Meeting.

        Directors will be elected by an affirmative vote of a plurality of the shares of common stock present and entitled to vote, in person or by proxy, at the Annual Meeting. The nominees receiving the six highest numbers of votes will become directors. Abstentions and broker non-votes will not affect whether the election of any nominee to the Board of Directors is approved at the Annual Meeting. The Company's Certificate of Incorporation does not provide for cumulative voting. The voting requirement for each of our proposals is discussed under the respective Item in this Proxy Statement.

Voting and Revocation of Proxies

        Stockholders of Record:    You are a stockholder of record if at the close of business on the record date your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent. If you are a stockholder of record, there are several ways for you to vote your shares.

  •
  By Mail.  If you received printed proxy materials, you may submit your vote by completing, signing, and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than the Annual Meeting to be voted at the Annual Meeting.

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  By telephone or over the Internet.  You may vote your shares by telephone or via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials. If you vote by telephone or via the Internet, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day. Votes submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time on July 15, 2013.

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  In person at the Annual Meeting.  You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy card or voting instructions or vote by telephone or via the Internet by the applicable deadline so that your vote will be counted if you later decide not to attend the meeting.

        Beneficial Owners:    You are a beneficial owner if at the close of business on the record date your shares were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like most of our stockholders, your shares are held in "street name." As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you are a beneficial owner of your shares, you should have received a Notice of Internet Availability of Proxy Materials or voting instructions from the broker or other nominee holding your shares. You should follow the instructions in the Notice of Internet Availability of Proxy Materials or voting instructions provided by your broker or nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee. Shares held beneficially may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker or nominee giving you the right to vote the shares.

        If you are a stockholder of record, you may revoke your proxy at any time prior to the Annual Meeting by: (1) submitting a later-dated vote, in person at the Annual Meeting, by Internet, by telephone, or by mail; or (2) delivering instructions to us, care of our Secretary, at the address of our principal executive offices. Any notice of revocation sent to us must include the stockholder's name and must be received prior to the meeting to be effective. Only your latest Internet or telephone proxy received by 11:59 p.m. Eastern Time on July 15, 2013 will be counted. Your attendance at the Annual Meeting after having submitted a valid proxy will not in and of itself constitute a revocation of your proxy. You will be required to give oral notice of your intention to vote in person to the inspector of elections at the Annual Meeting. If your shares are held in "street name," you should follow the directions provided by your broker or other nominee regarding how to revoke your proxy.

Effect of Not Casting Your Vote

        If you are a stockholder of record and you submit a proxy but do not provide voting instructions, all shares represented by valid proxies received pursuant to this solicitation and not revoked before they are voted will be voted FOR the directors nominated by the Board of Directors, FOR ratification of the selection of Ernst & Young LLP as the Company's registered independent public accounting firm for Fiscal 2014, FOR the approval of the Cherokee Inc. 2013 Stock Incentive Plan and FOR the advisory vote approving the Company's executive compensation.

        If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Item 1 of this Proxy Statement), the advisory vote on executive compensation (Item 3 of this Proxy Statement) and the approval of the 2013 Plan (Item 4 of this Proxy Statement). If you hold your shares in street name and you do not instruct your broker how to vote on Items 1, 3 and 4, no votes will be cast on your behalf. Your broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Cherokee's independent registered public accounting firm (Item 2). A broker non-vote will not affect the outcome of the vote on a proposal that requires a plurality of votes cast (Item 1) or the approval of a majority of the votes present in person or represented by proxy and entitled to vote (Item 3).

        Abstentions and "withhold" votes will not affect the outcome of the vote on any proposal that requires a plurality of votes cast (Item 1) but will count as a vote "against" any proposal that requires the affirmative vote of a majority of the votes present and entitled to vote at the meeting (Items 2, 3 and 4).

Security Ownership of Certain Beneficial Owners and Management

        The following table includes information as to the number of shares of our common stock beneficially owned as of May 20, 2013, by the following:

  •
  each stockholder known by the Company to beneficially own more than 5% of the outstanding shares of its common stock;

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  each director and nominee;

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  all persons serving as Chief Executive Officer and Chief Financial Officer during Fiscal 2013, as well our other executive officer serving during Fiscal 2013 (our Chief Operating Officer) (collectively, the "Named Executive Officers"); and

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  all of the Company's current executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated below, to the Company's knowledge, all persons named in the table have sole voting and investment power with respect to shares of common stock identified below, except to the extent authority is shared by spouses under applicable law. Beneficial ownership includes any shares that the person has the right to acquire within 60 days of May 20, 2013, through the exercise of any stock option or other equity right. Shares that a person has the right to acquire are deemed to be outstanding for the purpose of computing the percentage ownership of that person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

        Unless otherwise indicated in the notes to the table, the address of each director, Named Executive Officer and 5% stockholder listed in the table below is c/o Cherokee Inc., 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411. As of May 20, 2013, there were 8,400,168 shares of our common stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (%)
5% Stockholders
DePrince, Race & Zollo, Inc.(1)	890,111	10.6
BlackRock, Inc.(2)	732,528	8.7
Renaissance Technologies LLC(3)	614,900	7.3
Bares Capital Management, Inc.(4)	602,694	7.2
Cove Street Capital, LLC(5)	455,459	5.4
Clayton Partners LLC(6)	425,451	5.1
Park Circle Company, The Westminster Company, Jeffery A. Legum(7)	422,922	5.0
Directors
Jess Ravich(8)	173,500	2.1
Keith Hull(9)	23,833	*
Timothy Ewing(10)	18,833	*
Frank Tworecke(11)	5,500	*
Robert Galvin(12)	5,500	*
Named Executive Officers
Henry Stupp(13)	133,278	1.6
Howard Siegel(14)	192,050	2.3
Mark DiSiena(15)	0	*
All current executive officers and directors as a group (8 persons)(16)	557,494	6.6

*
Represents beneficial ownership of less than 1%, based on shares of common stock outstanding as of May 20, 2013.

(1)
The information reported is based solely on a Schedule 13G/A with a reporting date of December 31, 2012, filed with the SEC by DePrince, Race & Zollo, Inc. DePrince, Race & Zollo, Inc. reports its address as 250 Park Avenue South, Suite 250, Winter Park, Florida 32789.

(2)
The information reported is based solely on a Schedule 13G/A with a reporting date of December 31, 2012, filed with the SEC by BlackRock, Inc. BlackRock, Inc. reports its address as 40 East 52nd Street, New York, New York 10022.

(3)
The information reported is based solely on a Schedule 13G/A with a reporting date of December 31, 2012 filed with the SEC by Renaissance Technologies, LLC ("RTC") and Renaissance Technologies Holdings Corporation ("RTHC"), as majority owner of RTC. RTC and RTHC report their address as 800 Third Avenue, New York, New York 10022.

(4)
The information reported is based solely on a Schedule 13G with a reporting date of December 31, 2012 filed with the SEC by Bares Capital Management, Inc. Bares Capital Management, Inc. reports its address as 12600 Hill Country Blvd., Suite R-230, Austin, Texas 78738.

(5)
The information reported is based solely on a Schedule 13G with a reporting date of May 3, 2013 filed with the SEC by Cove Street Capital, LLC. Cove Street Capital, LLC reports its address as 2321 Rosecrans Avenue, Suite 3275, El Segundo, California 90245.

(6)
The information reported is based solely on a Schedule 13G with a reporting date of May 16, 2013 filed with the SEC by Clayton Partners LLC. Clayton Partners LLC reports its address as 575 Market Street, Suite 1825, San Francisco, California 94105.

(7)
The information reported is based solely on a Schedule 13G/A with a reporting date of December 31, 2012 filed with the SEC by Park Circle Company, The Westminster Company, and Mr. Jeffrey A. Legum. Such persons report their address as 1829 Reisterstown Road, Suite 140, Baltimore, Maryland 21208.

(8)
Includes 113,500 shares of our common stock issuable upon the exercise of stock options exercisable within sixty days of May 20, 2013.

(9)
Includes 18,833 shares of our common stock issuable upon the exercise of stock options exercisable within sixty days of May 20, 2013.

(10)
Includes 18,833 shares of our common stock issuable upon the exercise of stock options exercisable within sixty days of May 20, 2013.

(11)
Includes 5,500 shares of our common stock issuable upon the exercise of stock options exercisable within sixty days of May 20, 2013.

(12)
Includes 5,500 shares of our common stock issuable upon the exercise of stock options exercisable within sixty days of May 20, 2013.

(13)
Includes 63,749 shares of our common stock issuable upon the exercise of stock options exercisable within sixty days of May 20, 2013. Excludes 33,750 vested options representing shares that were transferred to Mr. Stupp's former spouse pursuant to a qualified domestic relations order.

(14)
Includes 153,332 shares of our common stock issuable upon the exercise of stock options exercisable within sixty days of May 20, 2013.

(15)
Mr. DiSiena's employment with Cherokee ceased effective as of February 25, 2013.

(16)
Includes 379,247shares of our common stock issuable upon the exercise of stock options exercisable within sixty days of May 20, 2013.

 ITEM 1. ELECTION OF DIRECTORS

        At the Annual Meeting, stockholders will be asked to elect six directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. All six incumbent directors have been nominated for re-election for one-year terms. None of the nominees has any family relationship to any other nominee or to any executive officer of the Company. Directors will be elected by an affirmative vote of a plurality of the shares of common stock present and entitled to vote, in person or by proxy, at the Annual Meeting.

        In the event that any nominee for director should become unavailable, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. The Board of Directors has no present knowledge that any of the persons named will be unavailable to serve.

Information Concerning Directors and Nominees for Board of Directors

        The following table sets forth the principal occupation or employment and principal business of the employer, if any, of each director and nominee for director, as well as his age, business experience, qualifications and other directorships held by him and the period during which he has previously served as director of the Company. Each nominee has consented to being named in this Proxy Statement as a nominee for election as director and has agreed to serve as a director if elected. The Board of Directors has made an affirmative determination as to the independence of each nominee other than Mr. Stupp, the Company's Chief Executive Officer.

        In addition to the information presented below regarding each nominee's specific experience, qualifications and attributes that led our Board to the conclusion that he should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Cherokee and our Board.

Name, Age and Present Position with the Company	Principal Occupation; Other Directorships; Business Experience
Timothy Ewing, 53 Director	Mr. Ewing has been a director of Cherokee since September 1997. Mr. Ewing, a Chartered Financial Analyst, is the managing partner and chief investment officer of Ewing & Partners, the manager of Value Partners, Ltd., a Texas-based, private investment partnership formed in 1989, and of the Endurance Partnerships, private investment partnerships formed in 2001. Mr. Ewing has been a member of the board of directors of TransWorld Corporation (OTC: TWOC) in New York, New York since 2004. Mr. Ewing was previously a director of Global Aircraft Solutions (OTC: GACF) in Tucson, Arizona from 2008 to 2009 and Towne Bancorp, Inc. (OTC: TWNE) in Mesa, Arizona from 2008 to 2010. In addition, Mr. Ewing is past chairman of the board and serves on the board of directors of the Perot Museum of Nature & Science in Dallas, Texas. He serves on the board of trustees of The Dallas Opera and The Dallas Opera Foundation, the board of trustees of the Baylor Health Care System Foundation, and the advisory board of the University of Texas at Dallas' Holocaust Studies Program. Mr. Ewing is a long-standing member of our Board and has a deep knowledge of Cherokee and the industry in which we compete. In addition, we believe Mr. Ewing's qualifications to sit on our Board and as the Board's financial expert and as a member of the Audit Committee include his extensive financial expertise, his experience as a professional investor, his insights regarding investor preferences and practices and his service on other public company boards of directors.
Frank Tworecke, 65 Director	Mr. Frank Tworecke most recently served as a special advisor to Warnaco Group Inc. through December 31, 2012, which followed his service to Warnaco Group as Group President of Sportswear from May 2004 until his retirement effective July 1, 2012. During his tenure as Group President, Mr. Tworecke was responsible for Warnaco Group Inc.'s Calvin Klein(R) Jeans, Calvin Klein(R) Underwear and Chaps(R) units. From November 1999 to April 2004, Mr. Tworecke served at Bon-Ton Stores, a department store operator. While at Bon-Ton Stores, he served as President and Chief Operating Officer from June 2000 to April 2004 and as Vice Chairman from November 1999 to June 2000. Previously, he was President and Chief Operating Officer of Jos. A. Bank. Mr. Tworecke has also held senior management positions with other specialty and department store retailers including MGR, Inc., Rich's Lazarus Goldsmith (now known as Macy's), and John Wanamaker. Since April 25, 2013 Mr. Tworecke is a member of the board of the Hampshire Group, Limited (OTC Markets: Hamp). In addition, Mr. Tworecke is a member of the Board of Advisors of Grafton-Fraser Inc., a private, Toronto-based men's apparel retailer and a former member of the Business Advisory Council of the Department of Applied Economics and Management at Cornell University. He holds a B.S. from Cornell University in 1968 and an MBA from Syracuse University in 1972. Mr. Tworecke's extensive experience as an apparel industry executive provides him with invaluable knowledge of our industry and which further enables him to provide expert guidance and insight to our business.

Name, Age and Present Position with the Company	Principal Occupation; Other Directorships; Business Experience
Robert Galvin, 52 Director	Mr. Galvin has been a director of Cherokee since June 2012. Since January 2013, Mr. Galvin has served as the Chief Executive Officer of Elie Tahari, a luxury fashion label. Previously, Mr. Galvin most recently served as President of the Camuto Group, a leading global women's fashion footwear company from 2007 to 2012. Prior to the Camuto Group, Mr. Galvin was the Chief Operating Officer of Sport Brands Limited from 2003 to 2007; Managing Director and Chief Administrative Officer of Kurt Salmon Associates from 2000 to 2003; Vice President and CFO of York International Corporation from 1999 to 2000; Executive Vice President and CFO of the Nine West Group from 1995 to 1999; and a Partner at Deloitte & Touche, LLP from 1993 to 1995, having joined the company in 1981 and co-founding the Connecticut Retail and Distribution Practice. Mr. Galvin brings to the Board his extensive experience in the apparel industry and in management, which he has acquired through his service as a chief executive officer or other senior executive at several leading apparel companies for more than 15 years. As a result of this experience, Mr. Galvin provides the Board with important insight into our key markets, business strategies and our current or proposed licensing partners. In addition, we believe Mr. Galvin's training and experience in accounting and finance, including his experience as a partner at a prominent international accounting firm, enable Mr. Galvin to provide significant expertise to Cherokee in matters such as evaluating brand acquisitions and financial planning.
Keith Hull, 60 Director	Mr. Hull has been a director of Cherokee since June 1995. Mr. Hull is currently the President and Chief Executive Officer of Kaltex America, a global manufacturer of textiles. Prior to his joining Kaltex America, from 2008 to mid-2010 Mr. Hull served as the Group Chief Executive Officer of UCO Raymond Denim, of Gent, Belgium, a global textile manufacturing operation with distribution and manufacturing facilities on three continents. Prior to joining UCO Raymond Denim in 2008, Mr. Hull was previously an Executive Vice President with Global Emergency Resources, LLC, a technology company offering its products to hospitals and public health organizations for critical resource tracking during emergencies. For eight years, Mr. Hull was President of Avondale Fabrics and Corporate Vice President of its parent, Avondale Mills Inc. In 2004, Mr. Hull was named President and COO of Avondale Mills. Avondale Mills is a diversified manufacturer of textiles. In addition, Mr. Hull was a member of the board of directors of the Avondale Foundation from August 2000 to February 2007. From 2002 to June 2006, Mr. Hull was a member of the University of South Carolina—Aiken's Partnership board of directors. Mr. Hull is a long-standing member of our Board and has a deep knowledge of Cherokee and the industry in which we compete. We believe Mr. Hull possesses a wide range of qualifications to sit on our Board of Directors including his current position as CEO of a global textile manufacturing operation, his contacts and experience within the textile industry and his extensive management experience across various industries.

Name, Age and Present Position with the Company	Principal Occupation; Other Directorships; Business Experience
Jess Ravich, 55 Chairman	Mr. Ravich has been a director of Cherokee since May 1995 and has been Chairman of the Board since January 2011. Mr. Ravich currently serves as Group Managing Director and Head of Alternative Products at Trust Company of the West, an international asset management firm, a position he assumed in December 2012. From November 2009 to December 2012, Mr. Ravich served as a Managing Director of Houlihan Lokey, an international investment banking firm. Prior to that, Mr. Ravich was CEO of Libra Securities Holdings, LLC. Prior to founding Libra in 1991, Mr. Ravich was an Executive Vice President at Jefferies & Co., Inc and a Senior Vice President at Drexel Burnham Lambert. Mr. Ravich also serves as the executive chairman of ALJ Regional Holdings, Inc. In addition to his professional responsibilities, Mr. Ravich in the past has served on the Undergraduate Executive Board of the Wharton School and the Board of Trustees of the Archer School for Girls. Mr. Ravich is a long-standing member of our Board and has a deep knowledge of Cherokee and the industry in which we compete. We believe that Mr. Ravich is well qualified to serve on the Board of Directors due to the depth and breadth of his business experience, experience on public company boards, extensive financial experience and technical skills across various industries, experience in mergers and acquisitions and leadership skills.
Henry Stupp, 49 Director and Chief Executive Officer	Henry Stupp became our Chief Executive Officer in August 2010. Prior to joining Cherokee, Mr. Stupp was a co-founder of Montreal-based Novel Teez Designs, later known as NTD Apparel, a leading licensee of entertainment, character, sport and branded apparel, and a supplier to all major North American retailers, having most recently served as President of NTD Apparel USA LLC since 2005. Having relocated to southern California in 1995, Mr. Stupp successfully identified, negotiated, and introduced many well-known licenses and brands to a broad retail audience. In addition, Mr. Stupp served a two-year term as an officer of the International Licensing Industry Merchandiser's Association. As our CEO, Mr. Stupp brings to the Board critical insight into our operations and business. His extensive experience in the apparel business and merchandise licensing, coupled with his in-depth knowledge of the Company, provides our Board with important knowledge and skills and facilitates the board's oversight of strategic and financial planning, and other critical management functions.

Vote Required

        Directors will be elected by an affirmative vote of a plurality of the shares of common stock present and entitled to vote, in person or by proxy, at the Annual Meeting. The nominees receiving the six highest numbers of votes will become directors. Abstentions and broker non-votes will not affect whether the election of any nominee to the Board of Directors is approved at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
"FOR" EACH OF THE DIRECTORS NOMINATED IN ITEM 1.

 ITEM 2. RATIFICATION OF SELECTION OF THE INDEPENDENT AUDITOR

        The Audit Committee has selected Ernst & Young LLP ("Ernst & Young") as the Company's independent registered public accounting firm for the fiscal year ending February 1, 2014 ("Fiscal 2014") and has further directed that the selection of the independent auditor be submitted for ratification by the stockholders at the Annual Meeting. Representatives of Ernst & Young are expected to be present at the Annual Meeting, and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Ernst & Young has served as our independent registered public accounting firm since December 19, 2012 and audited the Company's financial statements for Fiscal 2013. Prior to such time, Moss Adams LLP ("Moss Adams") served as our independent registered public accounting firm. The Company does not expect that a representative from Moss Adams will be present at the Annual Meeting.

Fees to Independent Public Accountants

        The fees for professional services to the Company by its independent public accountants, during Fiscal 2013 and Fiscal 2012 are as follows:

	Ernst & Young Fiscal 2013	Moss Adams Fiscal 2013	Moss Adams Fiscal 2012
Audit Fees(1)	$450,000	$204,093	$175,000
Audit-related Fees(2)	$112,000	—	$7,970
Tax Fees	—	—	—

(1)
Audit Fees for Fiscal 2013 consist of fees for professional services for the integrated audit of the Company's consolidated financial statements (including services related to the audit of the Company's internal control over financial reporting) by Ernst & Young and Moss Adams. Audit Fees for Fiscal 2012 consist of fees for professional services for the integrated audit of the Company's consolidated financial statements and the review of the Company's interim consolidated financial statements included in quarterly reports (including services related to the audit of the Company's internal control over financial reporting) by Moss Adams.

(2)
Audit Related Fees for Fiscal 2013 consist of fees for professional services provided by Ernst & Young in connection with evaluating acquisitions. All of such Audit Related Fees were approved by the Audit Committee. Audit Related Fees for Fiscal 2012 consist of fees for professional services provided by Moss Adams in connection with assurance related services and accounting consultations regarding our response to a comment letter we received from the SEC. All of such Audit Related Fees were approved by the Audit Committee.

        Cherokee's Audit Committee annually reviews and pre-approves certain audit and permissible non-audit services that may be provided by the independent auditors and establishes a pre-approved aggregate fee level for all these services. Any proposed services not included within the list of pre-approved services or any proposed services that will cause the Company to exceed the pre-approved aggregate amount requires specific pre-approval by the Audit Committee.

        Stockholder ratification of the selection of Ernst & Young as the Company's independent registered public accounting firm is not required by the Company's Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Vote Required

        Approval of this proposal requires the affirmative vote of a majority of the votes present in person or by proxy and voting on this proposal at a meeting at which a quorum is present. Abstentions will be counted as present for purposes of determining the presence of a quorum and will have the same effect as a vote against this proposal. Broker non-votes will not result from the vote on Item 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2014.

 ITEM 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, added Section 14A to the Exchange Act, which requires that we provide our stockholders with the opportunity to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

        As described in detail under the heading "Executive Compensation—Compensation Discussion and Analysis," our executive compensation programs are designed to further our strategic plan and our goal of increasing stockholder value by providing equitable economic motivation to our executive officers and other key employees. Please read the "Executive Compensation" section beginning on page 31, which includes the Compensation Discussion and Analysis, the tabular disclosure regarding the compensation of our named executive officers and the accompanying narrative disclosure set forth in this Proxy Statement, for additional details about our executive compensation programs, including information about the Fiscal 2013 compensation of our named executive officers.

        We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. Accordingly, our Board of Directors is asking our stockholders to cast a non-binding advisory vote "FOR" the following resolution at the annual meeting:

        "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure."

Vote Required and Board of Directors' Recommendation

        The affirmative vote of a majority of the shares present and entitled to vote at the meeting is required to approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION
DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

 ITEM 4. TO APPROVE THE CHEROKEE INC. 2013 STOCK INCENTIVE PLAN

Background

        On April 15, 2013, the Compensation Committee (the "Compensation Committee") of the Board of Directors (the "Board") adopted the 2013 Stock Incentive Plan (the "2013 Plan"), subject to stockholder approval. On May 30, 2013, the Board approved the 2013 Plan, subject to stockholder approval. We are asking our stockholders to approve the 2013 Plan so that we can use the 2013 Plan to achieve the Company's performance, recruiting, retention and incentive goals, as well as receive a federal income tax deduction for certain compensation paid under the 2013 Plan.

        The 2013 Plan includes a variety of forms of awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, and cash-based awards to allow the Company to adapt its incentive compensation program to meet the needs of the Company in the changing business environment in which the Company operates.

        We strongly believe that the approval of the 2013 Plan is essential to our continued success. The Compensation Committee, the Board and management believe that equity awards (i) motivate high levels of performance, align the interests of our personnel and stockholders by giving directors, employees and consultants the perspective of an owner with an equity stake in the Company, and provide an effective means of recognizing their contributions to the success of the Company and (ii) are a competitive necessity in our industry, and are essential to recruiting and retaining the highly qualified technical and other key personnel who help the Company meet its goals, as well as rewarding and encouraging current directors, employees and consultants. The Board and management believe that the ability to grant equity awards will be important to the future success of the Company.

        The 2013 Plan will serve as the successor to our 2006 Incentive Award Plan (which includes our 2003 Incentive Award Plan as amended by the adoption of our 2006 Incentive Award Plan (collectively, the "Predecessor Plan")). Assuming stockholders approve the 2013 Plan, the 2013 Plan will be effective as of the date of stockholder approval, which is currently anticipated to be July 16, 2013, and the Predecessor Plan will terminate on the date stockholders approve the 2013 Plan (except with respect to awards previously granted under the Predecessor Plan that remain outstanding). As described in further detail below, the share reserve under the 2013 Plan will include seven hundred thousand (700,000) new shares and the shares available for grant or subject to outstanding awards under the Predecessor Plan. Thus, the actual increase in shares available for grant under the Company's equity incentive plans is only seven hundred thousand (700,000) (given that the shares available for grant or subject to outstanding awards under the Predecessor Plan already were approved under the Predecessor Plan). If stockholders approve the 2013 Plan, the Company currently expects that it will not ask stockholders to approve additional shares for the 2013 Plan until at least the 2016 Annual Meeting of Stockholders, depending on business conditions.

        We are also seeking stockholder approval of the 2013 Plan to satisfy the stockholder approval requirement under Section 162(m) of the Internal Revenue Code, so that we may grant awards under the 2013 Plan that are intended to qualify for exclusion from the federal tax deduction limitation under Section 162(m). Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount we may deduct in any one year for compensation paid to our chief executive officer and each of our other three most highly-paid executive officers other than our chief financial officer. Compensation that qualifies as performance-based compensation for purposes of Section 162(m) is not subject to this deductibility limit. For awards under the 2013 Plan to qualify for this exception, stockholders must approve the material terms of the 2013 Plan under which the awards are paid. The material terms of the 2013 Plan include (i) the employees eligible to receive awards under the 2013 Plan, (ii) a description of the business criteria on which the performance goals are based, and (iii) the maximum amount of compensation that could be paid to any employee if the performance goals are attained. This information is provided in the description of the 2013 Plan below. Notwithstanding the foregoing, the rules and regulations promulgated under Section 162(m) are complicated and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the 2013 Plan will be deductible under all circumstances.

        A general description of the 2013 Plan is set forth below. This description is qualified in its entirety by the terms of the 2013 Plan, a copy of which is attached hereto as Appendix A.

Key Data

        The following table includes information regarding outstanding equity awards and shares available for future awards under the Predecessor Plan as of February 2, 2013:

Predecessor Plan(1)
Total shares underlying outstanding options	787,500
Weighted average exercise price of outstanding options	$15.65
Weighted average remaining contractual life of outstanding options	4.93 years
Total shares subject to outstanding, unvested shares of restricted stock	7,500
Total shares subject to outstanding, unvested performance stock units	—
Total shares currently available for grant	113,815

(1)
Excludes a total of 287,500 options that were issued outside of the Predecessor Plan and were outstanding as of February 2, 2013.

        As shown in the following table, due to the number of options granted in fiscal year 2011, the Company's three-year average annual burn rate for its most recently completed three fiscal years was 5.61%, which is higher than the Institutional Shareholder Services ("ISS") burn rate threshold of 4.83% applied to our industry. However, our Board has resolved that it will not exceed the 4.83% burn rate through at least fiscal year 2015 if the 2013 Plan is approved by our stockholders.

Fiscal Year(1)	Options Granted(2)	Restricted Stock Granted(3)	Weighted Average Number of Common Shares Outstanding	Burn Rate = Total Granted/Weighted Average Common Shares Outstanding
2013	293,000	7,500	8,394,000	4%
2012	326,000	—	8,454,000	4%
2011	817,000	—	8,836,000	9%
Three-Year Average	478,667	7,500	8,561,333	6%

(1)
The term "fiscal year 2013" refers to the fiscal year ended February 2, 2013; the term "fiscal year 2012" refers to the fiscal year ended January 28, 2012; and the term "fiscal year 2011" refers to the fiscal year ended January 29, 2011.

(2)
The number of options forfeited in each of these years equal 25,000, 72,000 and 207,500, respectively. In addition, options granted outside of the Predecessor Plan during such fiscal years are included here, totaling 0, 0, and 400,000 for fiscal years 2013, 2012, and 2011, respectively.

(3)
Restricted stock granted during fiscal year 2013 and subsequently forfeited in the same year are excluded here. The number of shares of restricted stock forfeited in fiscal 2013 equals 1,500. No restricted stock was granted or forfeited during fiscal year 2012 or 2011.

        The Company granted a total of 39,000 performance stock units pursuant to the Predecessor Plan in April 2013, all of which are outstanding as of May 20, 2013. No performance stock units were issued during fiscal years 2013, 2012, or 2011.

        In addition, the total number of shares available under the 2013 Plan (if this proposal is approved by our stockholders) would produce a fully diluted equity overhang, calculated in accordance with ISS methodology, of 3% of the shares outstanding as of February 2, 2013, which the Board views as reasonable.

        The future benefits that will be received under the 2013 Plan by particular individuals or groups are not determinable at this time.

        As of May 20, 2013, each of our named executive officers for fiscal year 2013 and our recently appointed Chief Financial Officer held the following amounts of stock options and performance stock units issued under the Predecessor Plan indicated below. As of May 20, 2013, no such executive officers held restricted stock.

Executive	Options	Performance Stock Units
Henry Stupp, Chief Executive Officer(1)	183,750	—
Howard Siegel, President and Chief Operating Officer	270,000	17,000
Jason Boling, Chief Financial Officer	30,000	10,000
Mark DiSiena, former Chief Financial Officer	—	—

(1)
Excludes 93,750 options representing shares that were transferred to Mr. Stupp's former spouse pursuant to a qualified domestic relations order.

        As of May 20, 2013, all current executive officers as a group had 483,750 options and 27,000 performance stock units outstanding under the Predecessor Plan.

        As of May 20, 2013, all current directors who are not executive officers as a group had 167,500 options and 6,000 restricted shares outstanding under the Predecessor Plan. As of May 20, 2013, the nominees for election as directors had the following number of options and restricted shares outstanding under the Predecessor Plan indicated below. As of May 20, 2013, no such nominees held performance stock units.

Nominee	Options	Restricted Stock
Timothy Ewing	21,500	1,500
Robert Galvin	5,500	1,500
Keith Hull	21,500	1,500
Jess Ravich	113,500	1,500
Henry Stupp	183,750	—
Frank Tworecke	5,500	1,500
Total	351,250	7,500

        As of May 20, 2013, no associates of such directors, executive officers or nominees have received options, restricted shares, or performance stock units under the Predecessor Plan.

        As of May 20, 2013, all employees (not including the executives named above) as a group had 329,999 options outstanding under the Predecessor Plan. As of May 20, 2013, no such employees held performance stock units or restricted stock.

Summary of the 2013 Stock Incentive Plan

        Share Reserve.    The number of shares of Company common stock initially reserved for issuance under the 2013 Plan will include (a) a new number of shares reserved for issuance under the 2013 Plan of seven hundred thousand (700,000) shares; (b) the number of shares (106,816 as of May 20, 2013) that remain available for grants of awards under the approved Predecessor Plan; and (c) shares subject to awards granted under the approved Predecessor Plan (755,499 awards outstanding as of May 20, 2013) that would otherwise have returned to the Predecessor Plan as a result of the forfeiture, termination or expiration of such awards. However, the number of shares that actually are added to the 2013 Plan on account of these expirations or forfeitures likely will be substantially smaller because it is unlikely that all of the outstanding Predecessor Plan awards will expire or terminate without being exercised or settled. Thus, the actual increase in shares available for grant under the Company's equity incentive plans is only seven hundred thousand (700,000) (given that the shares available for grant or subject to outstanding awards under the Predecessor Plan already were approved under the Predecessor Plan).

        Share Counting.    Any shares covered by an award which is forfeited, canceled or expires shall be deemed not to have been issued for purposes of determining the maximum number of shares which may be issued under the 2013 Plan. Shares that have been issued under the 2013 Plan pursuant to an award shall not be returned to the 2013 Plan and shall not become available for future grant under the 2013 Plan, except where unvested shares are forfeited or repurchased by the Company at the lower of their original purchase price or their fair market value. Shares tendered or withheld in payment of an award exercise or purchase price and shares withheld by the Company to pay any tax withholding obligation shall not be returned to the 2013 Plan and shall not become available for future issuance under the 2013 Plan. In addition, all shares covered by the portion of a stock appreciation right that is exercised shall be considered issued pursuant to the 2013 Plan.

        Administration.    The 2013 Plan is administered, with respect to grants to officers, employees, directors, and consultants, by the Plan administrator (the "Administrator"), defined as the Board or one (1) or more committees designated by the Board. The Compensation Committee currently acts as the Administrator. With respect to grants to officers and directors, the Compensation Committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code.

        No Repricings or Exchanges without Stockholder Approval.    The Company shall obtain stockholder approval prior to (a) the reduction of the exercise price of any stock option or the base appreciation amount of any stock appreciation right awarded under the 2013 Plan or (b) the cancellation of a stock option or stock appreciation right at a time when its exercise price or base appreciation amount exceeds the fair market value of the underlying shares, in exchange for another stock option, stock appreciation right, restricted stock or other award (unless the cancellation and exchange occurs in connection with a Corporate Transaction (as described below and as defined in the 2013 Plan)). Notwithstanding the foregoing, cancelling a stock option or stock appreciation right in exchange for another stock option, stock appreciation right, restricted stock, or other award with an exercise price, purchase price or base appreciation amount that is equal to or greater than the exercise price or base appreciation amount of the original stock option or stock appreciation right will not be subject to stockholder approval.

        Terms and Conditions of Awards.    The 2013 Plan provides for the grant of stock options, restricted stock, restricted stock units, dividend equivalent rights, stock appreciation rights and cash-based awards (collectively referred to as "awards"). Stock options granted under the 2013 Plan may be either incentive stock options under the provisions of Section 422 of the Code, or non-qualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to our employees, consultants and directors or to employees, consultants and directors of our related entities. To the extent that the aggregate fair market value of the shares subject to stock options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess stock options shall be treated as non-qualified stock options. Under the 2013 Plan, awards may be granted to such employees, consultants or directors who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time. Each award granted under the 2013 Plan shall be designated in an award agreement.

        Awards may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in favor of the Company as specified in the award agreements to be issued under the 2013 Plan. Under the 2013 Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the grantee, only by the grantee. Other awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the grantee, to the extent and in the manner authorized by the Administrator but only to the extent such transfers are made to family members, to family trusts, to family controlled entities, to charitable organizations and pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the grantee. Notwithstanding the foregoing, the grantee may designate one or more beneficiaries of the grantee's award in the event of the grantee's death on a beneficiary designation form provided by the Administrator.

        The Administrator has the authority, in its discretion, to select employees, consultants and directors to whom awards may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares or the amount of other consideration to be covered by each award (subject to the limitations set forth below), to approve award agreements for use under the 2013 Plan, to determine the terms and conditions of any award (including the vesting schedule applicable to the award), to amend the terms of any outstanding award granted under the 2013 Plan (subject to the limitations described above), to construe and interpret the terms of the 2013 Plan and awards granted, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions, and to take such other action not inconsistent with the terms of the 2013 Plan, as the Administrator deems appropriate.

        The term of any award granted under the 2013 Plan will be stated in the applicable award agreement, provided that the term of an award may not exceed ten (10) years (or five (5) years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of our combined voting power or any parent or subsidiary of us). Notwithstanding the foregoing, the term of an award shall not include any period for which the participant has elected to defer the receipt of the shares issuable pursuant to the award pursuant to a deferral program the Administrator may establish in its discretion.

        The 2013 Plan authorizes the Administrator to grant incentive stock options at an exercise price not less than 100% of the fair market value of our common stock on the date the stock option is granted (or 110%, in the case of an incentive stock option granted to any employee who owns stock representing more than 10% of our combined voting power or any parent or subsidiary of us). In the case of non-qualified stock options, stock appreciation rights, and awards intended to qualify as performance-based compensation, the exercise price, base appreciation amount or purchase price, if any, shall be not less than 100% of the fair market value per share on the date of grant. In the case of all other awards granted under the 2013 Plan, the exercise or purchase price shall be determined by the Administrator. The exercise or purchase price is generally payable in cash, check, shares or with respect to options, payment through a broker-dealer sale and remittance procedure or a "net exercise" procedure.

        Under the 2013 Plan, the Administrator may establish one or more programs under the 2013 Plan to permit selected participants the opportunity to elect to defer receipt of consideration payable under an award. The Administrator also may establish under the 2013 Plan separate programs for the grant of particular forms of awards to one or more classes of participants.

        Section 162(m) of the Code.    The maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant during a fiscal year of the Company is one hundred thousand (100,000) shares. The foregoing limitations shall be adjusted proportionately by the Administrator in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of shares or other similar change in our shares or our capital structure, and its determination shall be final, binding and conclusive.

        For awards of restricted stock and restricted stock units that are intended to be performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the maximum number of shares subject to such awards that may be granted to a participant during a fiscal year of the Company is one hundred thousand (100,000) shares. The foregoing limitation shall be adjusted proportionately by the Administrator in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of shares or other similar change in our shares or our capital structure, and its determination shall be final, binding and conclusive. In addition, the foregoing limitations shall be prorated for any performance period consisting of fewer than twelve (12) months.

        In order for restricted stock and restricted stock units to qualify as performance-based compensation, the Administrator must establish a performance goal with respect to such award in writing not later than ninety (90) days after the commencement of the services to which it relates (or, if earlier, the date after which twenty-five percent (25%) of the period of service to which the performance goal relates has elapsed) and while the outcome is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard.

        Under Code Section 162(m), a "covered employee" is the Company's chief executive officer and the three (3) other most highly compensated officers of the Company other than the chief financial officer.

        The 2013 Plan includes the following performance criteria that may be considered by the Administrator when granting performance-based awards with respect to the Company, any Subsidiary, any division or operating unit or any Company brands, groups of brands or specific brands: (a) net income, (b) pre-tax income, (c) operating income, (d) cash flow, (e) earnings per share, (f) return on equity, (g) return on invested capital or assets, (h) cost reductions or savings, (i) funds from operations, (j) appreciation in the fair market value of common stock, (k) earnings before any one or more of the following items: interest, taxes, depreciation or amortization or (l) achievement of strategic initiatives.

        Certain Adjustments.    Subject to any required action by the stockholders of the Company, the number of shares covered by outstanding awards, the number of shares that have been authorized for issuance under the 2013 Plan, the exercise or purchase price of each outstanding award, the maximum number of shares or amount that may be granted subject to awards to any participant, and the like, shall be proportionally adjusted by the Administrator in the event of (i) any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification or similar event affecting the shares, (ii) any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company or (iii) any other transaction with respect to our shares including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to stockholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive.

        Corporate Transaction and Change in Control.    Effective upon the consummation of a Corporate Transaction (as defined in the 2013 Plan), all outstanding awards under the 2013 Plan will terminate unless the awards are assumed in connection with the Corporate Transaction. Except as provided otherwise in an individual award agreement, for the portion of each award that is neither assumed nor replaced, such portion of the award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the shares (or other consideration) at the time represented by such portion of the award, immediately prior to the specified effective date of such Corporate Transaction, provided that the grantee's continuous service has not terminated prior to such date.

        Under the 2013 Plan, a Corporate Transaction includes: (i) a transaction or series of transactions whereby any "person" or related "group" of "persons" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a "person" that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company's securities outstanding immediately after such acquisition; or (ii) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clause (i) hereof or clause (iii) hereof) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization or business combination or (y) a sale or other disposition of all or substantially all of the Company's assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction: (A) which results in the Company's voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company's assets or otherwise succeeds to the business of the Company (the Company or such person, the "Successor Entity")) directly or indirectly, at least a majority of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction, and (B) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (iii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or (iv) the Company's stockholders approve a liquidation or dissolution of the Company.

        Amendment, Suspension or Termination of the 2013 Plan.    The Board may at any time amend, suspend or terminate the 2013 Plan. The 2013 Plan will terminate on the ten (10) year anniversary on the date it is approved by our stockholders, which is currently anticipated to be July 16, 2023, unless earlier terminated by the Board of Directors. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, applicable rules of any stock exchange or national market system, and the rules of any foreign jurisdiction applicable to awards granted to residents of the jurisdiction, the Company shall obtain stockholder approval of any such amendment to the 2013 Plan in such a manner and to such a degree as required.

New Plan Benefits

        Because the Administrator will make future awards at its discretion, we cannot determine the number of options and other awards that may be awarded in the future to eligible participants.

Federal Income Tax Consequences

        The following is general summary as of this date of the federal income tax consequences to us and to U.S. participants for awards granted under the 2013 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

        Non-qualified Stock Options.    The grant of a non-qualified stock option under the 2013 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a non-qualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares at the time of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant's total compensation is deemed reasonable in amount. Any gain or loss on the participant's subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

        A non-qualified stock option can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A non-qualified stock option that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

        Incentive Stock Options.    The grant of an incentive stock option under the 2013 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

        If the participant fails to satisfy either of the foregoing holding periods (referred to as a "disqualifying disposition"), he or she must recognize ordinary income in the year of the disposition. The amount of ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the participant's total compensation is deemed reasonable in amount.

        The "spread" under an incentive stock option—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant's alternative minimum tax liability exceeds such participant's regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the calendar year in which the incentive stock options are exercised. However, such a sale of shares within the year of exercise will constitute a disqualifying disposition, as described above.

        Stock Appreciation Rights.    Recipients of stock appreciation rights ("SARs") generally should not recognize income until the SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such exercise. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Recipients will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the recipient's total compensation is deemed reasonable in amount.

        A SAR also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A SAR that does not meet the requirements of Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

        Restricted Stock.    A restricted stock award is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the participant ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the recipient will not recognize ordinary income at the time of the award, unless the participant is retirement eligible. Instead, the recipient will recognize ordinary income on the date when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The recipient's ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the earlier of those two dates.

        The recipient may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty (30) days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by a recipient that is an employee or former employee will be subject to tax withholding by the Company.

        Restricted Stock Units.    With respect to awards of restricted stock units, no taxable income is reportable when the restricted stock units are granted to a participant or upon vesting of the restricted stock units. Upon settlement, the recipient will recognize ordinary income in an amount equal to the value of the payment received pursuant to the restricted stock units. The ordinary income recognized by a recipient that is an employee or former employee will be subject to tax withholding by the Company.

        Restricted stock units also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. A grant of restricted stock units that does not meet the requirements of Code Section 409A will result in an additional 20% tax obligation, plus penalties and interest to such recipient.

        Dividends and Dividend Equivalents.    Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested and/or unexercised shares subject to such awards, which income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the individual's total compensation is deemed reasonable in amount.

        Tax Effect for the Company.    Unless limited by Section 162(m) of the Code, the Company generally will be entitled to a tax deduction in connection with an award under the 2013 Plan in an amount equal to the ordinary income realized by a recipient at the time the recipient recognizes such income (for example, when restricted stock is no longer subject to the risk of forfeiture).

        The 2013 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

Required Vote

        Approval of the 2013 Plan will require that the votes cast favoring approval of the 2013 Plan exceed the votes cast opposing it.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE
APPROVAL OF THE 2013 STOCK INCENTIVE PLAN PURSUANT TO THIS PROPOSAL.

 CORPORATE GOVERNANCE

Director Independence

        Our Board of Directors has unanimously determined that a majority of the Board, including five of the six directors standing for election, are "independent" directors as that term is defined by NASDAQ Marketplace Rule 5605(a)(2). In addition, based upon such standards, the Board has determined that Mr. Stupp is not independent because he is currently an executive officer of the Company.

Meetings and Committees of the Board of Directors

        The business affairs of the Company are managed under the direction of the Board of Directors, although the Board of Directors is not involved in the Company's day-to-day operations. During Fiscal 2013, the Board of Directors met thirteen times and took action by written consent on six occasions. Each director after their respective appointment to the Board or a Committee attended more than 75% of all Board of Directors and applicable committee meetings during Fiscal 2013. The Company encourages all of its directors to attend annual meetings of stockholders. All directors then in service to Cherokee attended the 2012 annual meeting of stockholders.

        The Board of Directors does not currently have a formal process in place for stockholders to send communications directly to the Board of Directors or any specific director. However, stockholders may send such communications to the Secretary c/o Cherokee Inc., 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411, who will forward all such communications to the Board. Any stockholder or employee may submit at any time a complaint or concern to the Audit Committee regarding any questionable accounting, internal accounting controls or auditing matters concerning the Company to Audit Committee member Keith Hull, c/o Cherokee Inc., 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411.

        The Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee, and a Nominating & Governance Committee. The following table sets forth the membership of each of the Company's three standing committees as of February 2, 2013.

Director	Audit Committee	Compensation Committee	Nominating & Governance Committee
Timothy Ewing	Member	Chairman	Member
Keith Hull	Chairman	Member	Chairman
Frank Tworecke	—	Member	—
Jess Ravich	—	Member	—
Robert Galvin	Member	—	—

Prior to his resignation from the Board of Directors effective as of July 17, 2012, David Mullen served on both the Audit Committee and the Nominating and Governance Committee. Effective April 5, 2013, Messrs. Galvin and Tworecke were appointed to the Nominating and Governance Committee.

Audit Committee

        The primary functions of the Company's Audit Committee are: to select, evaluate and, where appropriate, replace a firm of independent certified public accountants to conduct, among other things, the annual audit of the Company's books and records; to review with the independent accountants the scope and results of the annual audit and quarterly reviews prior to the filing of a report on Form 10-K or 10-Q with the Securities and Exchange Commission; to meet with the independent accountants and management in connection with each annual audit to discuss the scope of the audit and the procedures to be followed; to review and discuss the Company's financial statements with the Company's management; to consult with the independent accountants and management with regard to the adequacy of the Company's system of internal accounting and financial controls; to discuss with management and the independent accountants the Company's practices with respect to risk assessment, risk management and critical accounting policies; to receive from the independent accountants the report required by Independence Standards Board Standard No. 1 as in effect at that time and discuss it with the independent accountants; to review and reassess annually the adequacy of its charter; to prepare a report each year for inclusion in the Company's annual proxy statement; and to pre-approve all auditing services and permitted non-audit services to be performed for the Company by its independent accountants. The Cherokee Board of Directors has adopted a written charter for the Audit Committee, a current copy of which is available on the Company's website at www.thecherokeegroup.com. To access the link to the charter from Cherokee's homepage, click on "Investor Relations," then click on "Audit Committee Charter" under the heading "Committee Charters."

        The Board of Directors has determined that all of the members of the Audit Committee are "independent," under both the applicable NASDAQ Marketplace Rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and meet all other applicable requirements of the NASDAQ Marketplace Rules. As of the end of Fiscal 2013, the Audit Committee consisted of three non-employee directors: Mr. Hull (Chairman), Mr. Galvin and Mr. Ewing, and Mr. Ewing is the Company's designated Audit Committee Financial Expert. Effective November 2, 2012, Mr. Hull replaced Mr. Ewing as the Chairman of the Audit Committee.

        Representatives of the Company's independent registered public accounting firm are invited to attend meetings of the Audit Committee and certain members of management may also be invited to attend. The Audit Committee met six times during Fiscal 2013.

        Any stockholder or employee may submit at any time a complaint or concern to the Audit Committee regarding any questionable accounting, internal accounting controls or auditing matters concerning the Company by writing c/o Keith Hull, Cherokee Inc., 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411.

Compensation Committee

        The Compensation Committee of the Board of Directors administers the Company's compensation program for executive officers. The Compensation Committee is responsible for setting and administering executive officer salaries and the annual bonus and long-term incentive plans that govern the compensation paid to the Company's executives. The Compensation Committee determines the Chief Executive Officer's compensation following discussions with him and, as it deems appropriate, an independent compensation consultant. The Compensation Committee is solely responsible for determining the Chief Executive Officer's compensation. For the other executive officers, the Chief Executive Officer prepares and presents to the Compensation Committee performance assessments and compensation recommendations. Following consideration, the Compensation Committee may accept or adjust the Chief Executive Officer's recommendations. The other executive officers are not present during this process. For more information, please see below under "Compensation Discussion and Analysis." The Compensation Committee consists of Mr. Ewing (Chairman), Mr. Ravich Mr. Hull, and Mr. Tworecke all of whom are non-employee directors and outside directors within the meaning of Rule 16b-3 of the Exchange Act, and Section 162(m) of the Internal Revenue Code, respectively. The Board of Directors has determined that all of the members of the Compensation Committee are "independent," in accordance with NASDAQ Marketplace Rule 5605. The Compensation Committee met three times during Fiscal 2013 and acted by unanimous written consent on two occasions.

        The agenda for meetings of the Compensation Committee is determined by its chairman with the assistance of our Chief Executive Officer and our Chief Financial Officer. Compensation Committee meetings are regularly attended by the Chief Executive Officer and the Chief Financial Officer. The Compensation Committee's chairman reports the committee's recommendations on executive compensation to the Board. The Compensation Committee may consult with independent compensation consultants, as it deems appropriate, to review, analyze and set compensation packages for our executive officers. The Compensation Committee reviews the total fees paid to outside consultants to ensure that the consultant maintains its objectivity and independence when rendering advice to the committee. We engaged a compensation consultant in Fiscal 2013 to review, analyze and assist the Committee in establishing compensation packages for our executive officers.

        The Cherokee Board of Directors has adopted a written charter for the Compensation Committee, a current copy of which is available on the Company's website at www.thecherokeegroup.com. To access the link to the charter from Cherokee's homepage, click on "Investor Relations", then click on "Compensation Committee Charter" under the heading "Committee Charters."

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee is comprised entirely of independent directors. None of the executive officers of the Company has served on the board of directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Company.

Nominating & Governance Committee

        The functions of the Nominating & Governance Committee include the identification of qualified candidates to become Board members; the selection of nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected); the selection of any candidates to fill any vacancies on the Board; oversight of the evaluation of the Board; and making recommendations regarding proposals submitted by stockholders. The Nominating & Governance Committee consists of Mr. Hull (Chairman), Mr. Ewing, Mr. Galvin and Mr. Tworecke.

        The goal of the Nominating & Governance Committee of our Board is to assemble a Board of Directors that brings a variety of perspectives and skills derived from high quality business and professional experience to Cherokee. In doing so, the Nominating & Governance Committee also considers candidates with appropriate non-business backgrounds.

        Other than the foregoing, there are no stated minimum criteria for director nominees. However, the Nominating & Governance Committee may also consider such other factors as it may deem are in Cherokee's best interests and those of our stockholders. The Nominating & Governance Committee does, however, recognize that under applicable regulatory requirements at least one member of our Board of Directors must meet the criteria for an "audit committee financial expert" as defined by SEC rules, and that at least a majority of the members of our Board of Directors must meet the definition of "independent director" under the NASDAQ Marketplace Rules or the listing standards of any other applicable self regulatory organization.

        The Nominating & Governance Committee identifies nominees by first evaluating the current members of our Board willing to continue to serve. Current members of our Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board with that of obtaining a new perspective. If any member of our Board does not wish to be considered for re-election at an upcoming annual meeting of stockholders, the Nominating & Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria described below. In such cases, all of the members of our Board are polled for suggestions as to individuals meeting the criteria for nomination to our Board. Research may also be performed to identify qualified individuals. If the Nominating & Governance Committee believes that our Board requires additional candidates for nomination, it may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.

        The Board of Directors believes that it is necessary for each of our directors to possess many qualities and skills. When searching for new candidates, the Nominating & Governance Committee considers the evolving needs of the Board and searches for candidates that fill any current or anticipated future gap. Under the terms of the Nominating & Governance Committee charter, the committee considers the following criteria when recommending candidates for election to the Board, among others: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer of a publicly held company; experience in the Company's industry and with relevant social policy concerns; experience as a board member of another public company; academic expertise in an area of the Company's operations; and practical and mature business judgment. The Nominating & Governance Committee and the Board of Directors may establish additional criteria and is responsible for assessing the appropriate balance of criteria required of Board members. In considering candidates for the Board, the Nominating & Governance Committee considers the entirety of each candidate's credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual's contributions to the Board are also considered. Although we do not have a policy with respect to Board diversity, the Nominating & Governance Committee and the Board believe that a diverse board leads to improved Company performance by encouraging new ideas, expanding the knowledge base available to management and fostering a boardroom culture that promotes innovation and vigorous deliberation. All of the nominees for director being voted upon at the Annual Meeting are directors standing for re-election, and have been put forth by the Company's Nominating & Governance Committee.

        All directors and director nominees are required to submit a completed form of directors' and officers' questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating & Governance Committee.

        The Nominating & Governance Committee will evaluate nominees recommended by stockholders in the same manner as they evaluate other nominees. A stockholder who wishes to suggest a prospective nominee for the Board of Directors should notify the Company, the Secretary of the Company or any member of the Nominating & Governance Committee in writing with any supporting material the stockholder considers appropriate.

        Cherokee's Board of Directors has adopted a written charter for the Nominating & Governance Committee, which is available on the Company's website at www.thecherokeegroup.com. The Cherokee Board of Directors has adopted a written charter for the Nominating & Governance Committee, a current copy of which is available on the Company's website at www.thecherokeegroup.com. To access the link to the charter from Cherokee's homepage, click on "Investor Relations," then click on "Nominating and Governance Committee Charter" under the heading "Committee Charters." The Nominating & Governance Committee met three times during Fiscal 2013.

Code of Business Conduct and Ethics

        The Company has adopted a Code of Business Conduct and Ethics that applies to the Company's directors, officers (including the Chief Executive Officer, Chief Financial Officer, Controller and persons performing similar functions), employees, agents and consultants. This Code satisfies the requirements of a "code of business conduct and ethics" under Rule 4350-7 of the NASDAQ Marketplace Rules and a "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and applicable SEC rules. Any amendments to or waivers of the code will be promptly posted on our website at www.thecherokeegroup.com or in a report on Form 8-K, as required by applicable laws.

Board Leadership Structure

        The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. During Fiscal 2013, Mr. Ravich served as the non-executive Chairman of the Board. The Board has determined that having Mr. Ravich serve as Chairman is in the best interest of the Company's stockholders at this time. Mr. Ravich has been a member of the Board since May 1995 and has held a variety of leadership roles. The Board believes that at this time, separating the roles of Chief Executive Officer and Chairman and appointing Mr. Ravich as Chairman is in the best interest of our stockholders.

The Board's Role in Risk Oversight

        The Board, as a whole and also at the committee level, has an active role in managing our risks. The members of the Board participate in our risk oversight assessment by receiving regular reports from members of senior management on areas of material risk to us, including operational, financial, legal and regulatory, and strategic and reputational risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee oversees management of financial risks, as well as our policies with respect to risk assessment and risk management. The Nominating & Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. Members of the management team report directly to the Board or the appropriate board committee. The directors then use this information to understand identify, manage and attempt to mitigate risk. After a committee has discussed the management report, the chairman of the relevant committee reports on the discussion to the full Board during the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role.

Director Compensation Program

        For the period from January 29, 2012 through July 31, 2012 of Fiscal 2013, for their services on the Board of Directors, each non-employee director received a fee of $25,000 per annum. Audit Committee members also received an additional fee of $15,000 per annum. The fees were paid in quarterly increments. In addition to the above annual fees, non-employee directors who serve on board committees were entitled to additional compensation for each formal meeting, as follows: Audit Committee members receive $5,000 per meeting; Compensation Committee members receive $2,500 per meeting; and Nominating & Governance Committee members receive $2,500 per meeting.

        Commencing on August 1, 2012, each non-employee director receives a fee of $35,000 per annum. The chair of the Audit Committee receives $20,000 per annum. The chair of the Compensation Committee receives $15,000 per annum. The chair of the Nominating and Governance Committee receives $10,000 per annum. Each member of the Audit Committee not serving as chair of such committee receives $10,000 per annum. Each member of the Compensation Committee not serving as chair receives $7,500 per annum. Each member of the Nominating and Governance Committee not serving as chair of such committee receives $5,000 per annum. The non-executive chairman receives $80,000 per annum. The fees are paid in quarterly increments. In addition, Mr. Ravich while serving as chairman receives an additional fee of $5,000 for each in-person business meeting he attends in his capacity as Chairman at the request of the Company's management that is held outside of the Los Angeles, California metropolitan area.

        In addition, from time to time the Compensation Committee has made grants of options to purchase our common stock and restricted stock awards under our 2006 Incentive Award Plan (the "2006 Plan"). On June 18, 2012, the Compensation Committee granted to each of our then serving non-employee directors (i) options to purchase 5,500 shares of our common stock and (ii) a restricted stock award in the amount 1,500 shares of the Company's common stock. Similarly, on July 11, 2012, and concurrently with his appointment as a member of our Board, the Compensation Committee granted to Mr. Tworecke (i) options to purchase 5,500 shares of our common stock and (ii) a restricted stock award in the amount 1,500 shares of the Company's common stock. The options have a seven year term and are subject to exercise prices that were equal to the closing price of our common stock on the respective dates of grant, which was $13.06 per share for the options granted to various directors on June 18, 2012 and $14.02 per share for the options granted to Mr. Tworecke on July 11, 2012. The options vested immediately upon grant. Each restricted stock award vests in a single installment of 1,500 shares on the three year anniversary of the grant date, subject to the recipient's continued service to the Company. There is no purchase price required by the recipient in connection with their receipt of an award.

        The changes to our director compensation program that were implemented in Fiscal 2013 were approved by the Compensation Committee in consultation with its independent compensation consultant, Radford Consulting. In June 2012, Radford issued a report on director compensation matters to the Compensation Committee. Based on the finding in such report, the Compensation Committee elected to modify Cherokee's director compensation program, including the removal of per-meeting fees in favor of a retainer-based model as well as the issuance of restricted stock awards, to more closely align Cherokee's director compensation program to approximate the 50th percentile of the Peer Group (as defined below in our discussion of executive compensation matters).

Fiscal 2013 Director Compensation Table

        The following table sets forth certain information concerning the compensation of the Company's non-employee directors for Fiscal 2013:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Stock Awards ($)	Total ($)
Timothy Ewing	$78,333	$19,195	$19,590	$117,118
Keith Hull	75,417	19,195	19,590	114,202
Jess Ravich	123,750	19,195	19,590	162,535
Frank Tworecke	22,292	21,175	21,180	64,647
Robert Galvin	29,167	19,195	19,590	67,952
David Mullen(2)	33,958	19,195	19,590	72,743

(1)
Represents the grant date fair value of the awards computed in accordance with FASB ASC Topic 718. For more information, see Note 8 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K/A filed with the SEC on May 3, 2013.

(2)
Mr. Mullen's restricted stock award was cancelled following his retirement from the Board effective as of July 17, 2012.

        During Fiscal 2013, six of our non-employee directors were issued options to purchase shares of our common stock and restricted stock awards as set forth in the following table.

Name	Date of Option Grant	Options Granted (#)(1)	Restricted Stock Awards(2)
Timothy Ewing	6/18/2012	5,500	1,500
Keith Hull	6/18/2012	5,500	1,500
Jess Ravich	6/18/2012	5,500	1,500
Frank Tworecke	7/11/2012	5,500	1,500
Robert Galvin	6/18/2012	5,500	1,500
David Mullen(3)	6/18/2012	5,500	1,500

(1)
The vesting terms for the stock options are 100% of the shares vest on the date of the grant.

(2)
The vesting terms for the stock awards are 100% of the shares shall vest on the third anniversary of the vesting commencement date.

(3)
Mr. Mullen's restricted stock award was cancelled following his retirement from the Board effective as of July 17, 2012.

        At the end of Fiscal 2013, each of our current non-employee directors held options to purchase the following number of shares of our common stock: (i) Timothy Ewing, 21,500; (ii) Keith Hull, 21,500; (iii) Frank Tworecke, 5,500; (iv) Robert Galvin, 5,500; and (v) Jess Ravich, 113,500.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

        This compensation discussion and analysis explains the Company's policies and philosophies regarding executive compensation and the material elements of the compensation awarded to, earned by, or paid to each of the Company's executive officers who served as a Named Executive Officer during Fiscal 2013.

Compensation Policies and Philosophy

        The Compensation Committee oversees the design and administration of our executive compensation program. The Compensation Committee's primary objectives in structuring and administering our executive officer compensation program are to:

  •
  attract, reward and retain executive officers who contribute to the Company's success;

  •
  provide economic incentives for executive officers to achieve the Company's business and financial objectives by linking the executive officers' compensation to the performance of the Company;

  •
  strengthen the relationship between executive pay and stockholder value; and

  •
  reward individual performance.

        To achieve the above listed objectives, the Compensation Committee endeavors to implement and maintain compensation packages that are performance-oriented and designed to link the Company's strategic business objectives, specific financial performance objectives and the enhancement of stockholder returns with the compensation of the Company's executives, including the Named Executive Officers, using a combination of base salary, non-equity incentive awards, bonuses and equity incentive awards. The Compensation Committee evaluates and determines individual executive performance considering, among other things, the following factors: (1) the individual's ability to perform assigned tasks; (2) the individual's knowledge of his or her job; (3) the individual's ability to work with others toward the achievement of the Company's goals; and (4) internal pay equity among the executive officers. The Compensation Committee also evaluates corporate performance by considering factors such as the Company's performance relative to the business environment and the success of the Company in meeting its business and financial objectives. In reviewing the above listed factors regarding both individual and corporate performance, the Compensation Committee relies on its subjective evaluations of such factors. Cherokee's Compensation Committee also engaged a compensation consultant during Fiscal 2013 to assist in the evaluation of executive compensation. We believe that it is important to reward excellence, leadership and outstanding long-term company performance in a form designed to retain and motivate executives while aligning their incentives with continued high levels of performance.

        The Compensation Committee's practice is to establish the annual compensation packages for each of our executive officers in the beginning of each fiscal year, typically in in our first or second quarter, in connection with annual performance reviews. Performing this process after the end of the prior year allows the Compensation Committee to incorporate data on the Company's performance during the prior year into its analysis and to conduct an assessment of the executives' contribution to the Company's overall performance. The Compensation Committee then compiles the information to establish annual base compensation and performance-related incentives and make adjustments to long-range compensation incentives as appropriate to reflect achievement against prior awards.

        All equity incentive awards to our executive officers are granted by the Compensation Committee, typically at its first quarter meeting at which executive compensation for the coming year is determined, which is generally scheduled several months in advance. For retention purposes or to reflect changes in responsibilities or similar events or circumstances, the Compensation Committee may also grant equity awards at other times during the year. Equity incentive awards to newly-hired executive officers, if granted, are generally granted at the first regularly-scheduled Compensation Committee meeting following the individual's date of hire. The exercise price for all stock option grants is set at a price equal to the closing price per share of the Company's common stock as reported by NASDAQ Global Select Market on the date of grant.

Competitive Market for Talent; Benchmarking

        To succeed, we must attract, retain and motivate a top quality and experienced team of executive officers. Our compensation packages must be competitive with those of our peer group companies. With assistance from Radford Consulting ("Radford"), our compensation consultant (whose role in our compensation process is more fully described below), beginning in Fiscal 2013 we consider compensation practices at a peer group of companies when designing executive compensation programs. While it is difficult to determine peer companies for a variety of reasons, including our relatively small market cap, our relatively low revenues, the limited number of employees we employ and our strategic plan to grow our business, the current peer group examined by the Compensation Committee includes companies that are comparable to us in one or more factors including market capitalization, annual revenues, net income, number of employees and geographical location, among other factors. These companies are listed below (the "Peer Group"):

Bluefly	Joe's Jeans	Superior Uniform Group
Cache	K-Swiss	The Wet Seal
Casual Male Retail Group	LaCrosse Footwear	Liz Claiborne Inc.
Crown Crafts	Martha Stewart Living Omnimedia	Tilly's
dELiA's	Perry Ellis	True Religion
Delta Apparel	Rocky Brands	Weyco Group
Hot Topic	RPX Corp	Zix
Iconix Brand Group	SRS Labs

        We obtain compensation data on the Peer Group from Radford, which derives information from its own proprietary research, public filings, and privately published compensation studies conducted by independent third parties; which establish our market reference points. The Compensation Committee expects to periodically review and update the Peer Group and the underlying criteria as our business and market environment continues to evolve. We are currently the smallest company among the Peer Group in terms of revenues and employees and we are at or marginally lower than the 50th percentile in net income and in market capitalization. We seek to position our compensation program such that total compensation is paid at a level that places us in an approximate percentile of the Peer Group, which we feel best helps us achieve our objectives. For our Named Executive Officers, we target total compensation, including salaries, benefits and equity compensation, such that they approach the 50th percentile of our market reference point. We have targeted the 50th percentile of our market reference point for benchmarking because we feel that such percentile is most appropriate in allowing us to retain qualified executives to further our corporate goals, execute on our strategic plan to grow our business and manage our resources. Actual compensation may vary from these targets at the Compensation Committee's discretion, as we believe benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of our business and objectives that may be unique to us.

Role of Compensation Consultant

        To assist it in fulfilling its responsibilities and duties, the Compensation Committee engaged Radford Consulting, a national executive compensation consulting firm, as its independent compensation consultant for Fiscal 2013. Radford's engagement encompassed a range of executive compensation advisory services, including a review of our executive compensation philosophy and the Peer Group, a competitive assessment of executive compensation levels among the Peer Group, a review of our Board of Directors compensation program and assistance with developing new stock plans, including the 2013 Plan (Proposal Number 4 of this Proxy Statement) and the issuance of performance stock unit awards to certain of our executive officers (discussed below under the heading "Recent Compensation Decisions").

        Radford works at the direction of, and reports directly to, the Compensation Committee, who may replace the compensation consultant or hire additional advisors at any time. One or more representatives of Radford attended Compensation Committee meetings, as requested. Radford does not perform any services for the Company unless directed to do so by the Committee. Based on the consideration of the various factors as set forth in the rules of the SEC, the Compensation Committee does not believe that its relationship with Radford and the work of Radford on behalf of the Compensation Committee has raised any conflict of interest.

Review of Stockholder Say-on-Pay Votes

        Consistent with the preference of our stockholders, which was expressed at the Company's annual meeting held in June 2011 (the "2011 Meeting"), our stockholders have the opportunity to cast an advisory vote on executive compensation annually. At our 2012 annual meeting of stockholders, our executive compensation received a favorable advisory vote. The Committee believed this affirmed stockholders' support of the Company's approach to executive compensation, and therefore, the Committee did not change our compensation policies or decisions in 2013 as a result of the stockholder vote. In June 2012, however, the Compensation Committee determined that our executive compensation could be improved by awarding the 2012 compensation described in this compensation discussion and analysis. The Committee will continue to consider the outcome of the Company's say-on-pay votes when making future compensation decisions for the named executive officers.

Role of our Chief Executive Officer and Other Executive Officers in Compensation Decisions

        With regard to the compensation paid to each executive officer other than the Chief Executive Officer, the Chief Executive Officer reviews on an annual basis the performance of our other executive officers as well as the compensation paid to each such executive officer during the past year. Following such review, our Chief Executive Officer submits to the Compensation Committee his recommendations regarding the compensation to be paid to such persons during the next year, including his recommended salary levels, bonuses and equity-based awards, as applicable, for our other executive officers. Following a review of such recommendations, the Committee will take such action regarding such compensation as it deems appropriate, including approving compensation in an amount it determines is reasonable.

        Our Chief Executive Officer participates in most committee meetings at the Compensation Committee's request, other than during executive session or when our Chief Executive Officer's own compensation is under discussion, to provide:

  •
  background information regarding our strategic objectives;

  •
  his evaluation of the performance of the executive officers; and

  •
  compensation recommendations as to executive officers (other than himself).

        Our Chief Executive Officer and our other executive officers play a significant role in the compensation-setting process for other employees by:

  •
  evaluating employee performance;

  •
  recommending business performance targets and establishing objectives; and

  •
  recommending salary levels, bonuses and equity-based awards.

In addition, our Chief Financial Officer often prepares meeting information for the Compensation Committee. Both our President and Chief Operating Officer as well as our Chief Financial Officer participate in many Compensation Committee meetings at the Committee's request, other than during executive session or when the compensation of such executive officer is under discussion, as applicable.

Components of Compensation

        The compensation of executive officers consists of three principal components: base salary, bonuses, and equity incentive awards. The Compensation Committee believes that the combination of these elements to provide an appropriate mix between short-term and long-term cash and non-cash compensation is essential to attracting and retaining talented and hard-working individuals and aligning their incentives with the interests of our stockholders. The Compensation Committee strives to develop comprehensive packages that are competitive with those offered by other companies with which the Company competes to attract and retain talented executives.

  Base Salary

        The Compensation Committee conducts an annual review of the base salary for each executive officer, including our Named Executive Officers. Each year, in connection with the completion of the Company's fiscal year end audit, and in connection with performing annual performance reviews, the Chief Executive Officer makes initial compensation recommendations with respect to the executive officers other than the Chief Executive Officer, for salaries and raises. The Chief Executive Officer provides his recommendations and the reasons for his recommendations to the Compensation Committee, which reviews the Chief Executive Officer's recommendations and other applicable information before making its determination. In considering executive officers' salaries, the Chief Executive Officer and the Compensation Committee consider the individual and corporate performance factors outlined above and put particular emphasis on the success of the Company in meeting its business and financial objectives and the overall contribution of each executive officer in helping to attain those objectives. The Compensation Committee also considers other qualitative and quantitative factors that it may deem relevant, including the benchmarking of salaries for our Named Executive Officers as described above. Base salary is increased with additional job responsibility and is not meant to be the primary compensation method to reward performance. Decisions with respect to executive compensation are typically made at the Compensation Committee's annual year-end meeting.

        The base salaries for our Named Executive Officers during Fiscal 2013 are provided below.

Name and Title	Base Salary for Fiscal 2013
Henry Stupp, Chief Executive Officer	$600,000
Howard Siegel, President	$375,000
Mark DiSiena, Chief Financial Officer	$180,000

        On June 18, 2012, after reviewing and in consultation with Radford following its preparation of a formal report, the Compensation Committee approved an increase to Mr. Stupp's base salary to a total of $600,000 (with such increase to be retroactive to February 1, 2012). The Compensation Committee determined to increase Mr. Stupp's base salary to $600,000, retroactive to February 1, 2012, in order to bring his total cash compensation (i.e., base salary and bonus) to be more closely aligned with our Peer Group and in part as a result of the fact that Mr. Stupp did not receive any bonus for Fiscal 2012 pursuant to his Employment Agreement despite his substantial contributions to Cherokee and his strong performance as our Chief Executive Officer throughout Fiscal 2012 and during the first half of Fiscal 2013. Mr. Stupp's Employment Agreement is described in greater detail below and in the section of the Proxy Statement titled "Employment Agreements; Potential Payments Upon Termination or Change in Control" below. Also on June 18, 2012, the Compensation Committee determined to increase the salary of the Company's former Chief Financial Officer to $180,000, effective as of July 1, 2012, to be more closely aligned with the low end of the Peer Group. The Compensation Committee did not increase Mr. Siegel's base salary for Fiscal 2013.

  Bonus Awards

        We have periodically paid cash bonuses to Named Executive Officers at the discretion of the Compensation Committee, based on the Compensation Committee's evaluation of performance against various corporate goals and objectives. This element of compensation is designed to motivate the Company's employees to meet the business and financial objectives of the Company. The decisions as to whether or not bonus payments will be made and the amount of such bonuses are tied to the profitability and performance of the Company and other factors the Compensation Committee may deem relevant with respect to such executives. Generally, as part of the completion of the audit for the prior fiscal year and in connection with annual performance reviews, our Chief Executive Officer determines and presents recommendations to the Compensation Committee with respect to cash bonuses for our other executive officers, taking into account the achievement of company-specific performance measures and individual-specific objectives for the applicable fiscal year as well as internal pay equity and the contribution of the executive to the overall success and achievements of the Company. When making its decision, the Compensation Committee also considers internal pay equity factors together with each executive officer's qualifications, duties and responsibilities.

        For Fiscal 2012, the Compensation Committee did not pre-establish or communicate to executives any performance targets related to the performance of the Company (other than with respect to our Chief Executive Officer, whose Employment Agreement contemplates that he will be entitled to a performance bonus based on certain financial targets described below). Based on the Company's performance and the performance targets having not been met, the Compensation Committee determined that Mr. Stupp would not receive any portion of the performance bonus contemplated by his Employment Agreement for Fiscal 2012 and did not otherwise award Mr. Stupp with a discretionary bonus for such period. In June 2012, the Compensation Committee awarded Mr. Siegel, the Company's President and Chief Operating Officer, with a discretionary bonus for Fiscal 2012 in the amount of $62,500. The Compensation Committee did not award a discretionary bonus for Fiscal 2012 to the Company's former Chief Financial Officer.

        Also in June 2012, the Compensation Committee (after receiving a report on executive compensation matters from Radford as its independent compensation consultant), determined that the Named Executive Officers would be eligible for cash bonuses for Fiscal 2013 as follows:

  •
  Mr. Stupp was eligible to receive a cash bonus for Fiscal 2013, with a bonus target of $200,000 and a maximum of $400,000, subject to the Company achieving certain performance targets during Fiscal 2013 and other factors the Committee may deem appropriate. The applicable performance targets for Mr. Stupp were as follows: (i) $200,000 in the event that Cherokee's EBITDA for Fiscal 2013 is greater than $15 million, but less than $16.5 million; (ii) $300,000 in the event that Cherokee's EBITDA for Fiscal 2013 was greater than $16.5 million, but less than $18.0 million; (iii) $400,000 in the event that Cherokee's EBITDA for Fiscal 2013 was greater than $18.0 million; and (iv) if Cherokee's EBITDA for Fiscal 2013 is less than $15 million, then Mr. Stupp may be entitled to a discretionary bonus as determined by the Compensation Committee in its sole discretion after consideration of factors it deems appropriate.

  •
  Mr. Siegel and Mr. DiSiena were eligible to receive a cash bonus for Fiscal 2013 in an amount to be determined by the Committee in its discretion. The Committee determined that the target for such bonus to be $125,000 for Mr. Siegel and $70,000 for Mr. DiSiena, subject to the sole discretion of the Committee after consideration of factors it deems appropriate, including the Company's financial performance during Fiscal 2013.

        In February 2013, the Compensation Committee awarded Mr. Stupp and Mr. Siegel discretionary bonuses of $100,000 and $75,000, respectively. The Compensation Committee approved such bonuses after consideration of various factors, including the strong performance of such executives in leading Cherokee through the successful execution of two strategic acquisitions. Mr. DiSiena (who ceased employment with Cherokee as of February 25, 2013) did not receive a discretionary bonus.

  Equity Compensation

        The Compensation Committee is authorized to grant equity incentive awards under the 2006 Incentive Award Plan (the "2006 Plan"). Stock options are granted under the plans with exercise prices equal to or above the market price of the Company's common stock on the date of grant and generally vest in annual installments over two, three or five years. Since stock options have value only if the price of the Company's common stock increases over the exercise price, the Compensation Committee believes that stock option grants to executive officers provide incentives for executive officers to build stockholder value and thereby align the interests of the executive officers with the stockholders. The Compensation Committee also believes that these grants, which may vest over a period of two or more years, provide incentives for executive officers to remain with the Company. In determining the number of equity incentive awards granted in any fiscal year, the Compensation Committee considers such factors as the seniority of the executive officer, the contribution that the executive officer is expected to make to the Company in the coming years and has made to the Company in the past, and the size of prior grants to the executive officer. The Compensation Committee generally determines equity incentive awards for executive officers and employees other than the Chief Executive Officer, based on recommendations from the Chief Executive Officer made in connection with annual performance reviews. However, the Compensation Committee may from time to time also grant equity incentive awards based on individual and corporate achievements and other factors. Decisions regarding equity incentive awards are typically made at the Compensation Committee's year-end meeting, which is typically scheduled several months in advance. The Company does not time the release of material nonpublic information based on equity incentive award grant dates.

        On June 18, 2012, the Compensation Committee granted options to purchase shares of our common stock under the 2006 Plan to our Named Executive Officers in the following amounts: Henry Stupp, 90,000 options; Howard Siegel, 60,000 options; and Mark DiSiena, 30,000 options. The Compensation Committee granted such options in consultation with Radford and after consideration of the fact that all outstanding stock options held by the Named Executive Officers at that time were underwater. Consistent with the Compensation Committee's practice of using equity incentives as a means for promoting the retention of key executives and employees, the stock options issued to our Named Executive Officers vest in equal annual installments over a three year period, in each case subject to the continued employment of the grantee. The stock options were issued at an exercise price of $13.06 per share, which was the closing price of our common stock on the date of grant, and have a seven year term. Mr. DiSiena's options expired following his departure from the Company.

  Non-Equity Incentive Plan

        None of the Named Executive Officers received any payments pursuant to a non-equity incentive plan during Fiscal 2013. Mr. Stupp's was eligible to participate in a non-equity incentive plan during Fiscal 2013 as contemplated by his Employment Agreement; however, the Company's financial performance for Fiscal 2013 did not meet the applicable criteria as set forth in Mr. Stupp's Employment Agreement. Our employment arrangement with Mr. Stupp is described below in connection with the discussion of Mr. Stupp's Employment Agreement.

Employment Agreement with Mr. Stupp

        In connection with the appointment of Mr. Stupp as our Chief Executive Officer on August 26, 2010, we entered into an Employment Agreement with Mr. Stupp, which was subsequently amended on January 28, 2011, April 13, 2011 and July 27, 2011 (as amended, the "Employment Agreement"). The original Employment Agreement and each of the amendments were approved by the Compensation Committee. Pursuant to the terms of the Employment Agreement, and as determined by the Compensation Committee on June 20, 2012, Mr. Stupp received a base salary equal to $600,000 in Fiscal 2013. As described below under the heading "Recent Compensation Decisions", effective February 1, 2013, Mr. Stupp's base salary is $750,000. In addition, for Fiscal 2012 and Fiscal 2013, Mr. Stupp was entitled to receive a cash performance award equal to five percent of our pre-tax income during such fiscal year in excess of a threshold amount of $20,000,000, subject to a maximum of $650,000 per fiscal year. Mr. Stupp did not receive any portion of such performance award for Fiscal 2013. In approving the Employment Agreement, the Compensation Committee previously believed that the structure of the performance award appropriately incentivized Mr. Stupp to increase our pre-tax income, which is consistent with enhancing stockholder value. However, as discussed under the heading "Recent Compensation Decisions", the Compensation Committee re-evaluated the structure of the performance award in Mr. Stupp's Employment Agreement during Fiscal 2013 and determined that it was inadequate to provide appropriate incentives to Mr. Stupp to enhance stockholder value. In June 2012, the Compensation Committee determined it necessary to provide Mr. Stupp with additional performance bonus incentives for Fiscal 2013. In February 2013, the Compensation Committee awarded Mr. Stupp a discretionary bonus of $100,000.

        Pursuant to the Employment Agreement, (i) on August 26, 2010, Mr. Stupp purchased 81,967 shares of our common stock at a per share price of $18.30 (which was equal to the closing price of the Company's common stock on such date), for aggregate proceeds of $1,500,000 and (ii) on July 28, 2011, Mr. Stupp purchased 12,562 shares of the Company's common stock at a per share price of $15.92 (which was equal to the closing price of the Company's common stock on such date), for aggregate proceeds of approximately $200,000. In addition, pursuant to the Employment Agreement, Mr. Stupp agreed to purchase an aggregate of $600,000 of our common stock in scheduled increments of $200,000 from July 2012 through April 30, 2012 (such additional shares, the "Subsequent Shares"). Mr. Stupp elected not to purchase the Subsequent Shares, and, as a result, a total of 112,500 of the shares subject to the Option (as described below) have been forfeited, leaving a balance of 187,500 shares subject to the Option. Mr. Stupp has agreed to certain "lock up" restrictions regarding his ability to resell or otherwise dispose of any of these shares as set forth in the Employment Agreement.

        In connection with Mr. Stupp's appointment as our Chief Executive Officer, on August 26, 2010, the Compensation Committee granted Mr. Stupp an option to purchase up to 300,000 shares of our common stock (the "Option") pursuant to a Stock Option Agreement (the "Stock Option Agreement") as an inducement grant outside of the 2006 Plan. The maximum number of shares subject to the Option is currently 187,500 as a result of the forfeiture of a total of 112,500 shares described above. The Stock Option Agreement was entered into as an inducement material for Mr. Stupp to enter into employment with the Company. While the grant of the Option was made outside of the 2006 Plan, the grant is consistent with applicable terms of the 2006 Plan. The Option has an exercise price of $18.30 per share, which was the closing price of the Company's common stock on the Nasdaq Global Select Market on the date of grant. The Option vests in five equal annual installments of 37,500 shares beginning on January 31, 2012, and vesting in four additional increments on each yearly anniversary thereafter. In addition, in the event of a change in control of the Company, an additional twenty percent of the total shares subject to the Option shall vest. The Option has a term of six years and will be forfeited if not exercised before the expiration of the term. The Option was amended in July 2012 to permit the transfer of up to fifty percent of the shares subject to the Option pursuant to a qualified domestic relations order. Mr. Stupp subsequently transferred such amount to his former spouse (subject to vesting based on Mr. Stupp's continued service to Cherokee). If Mr. Stupp's service to the Company is terminated for any reason, the Option shall cease vesting upon such termination.

Perquisites

        The Company annually reviews the perquisites that senior executives receive. Generally, the Company's senior executives are entitled to no benefits that are not otherwise available to all of its employees.

Other Benefits

        The Company maintains broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Participants in the 401(k) plan are permitted to contribute to the plan through payroll deductions within statutory and plan limits. Participants may select from a variety of investment options. Investment options do not include the Company's common stock. In addition, the Company provides a matching contribution of up to 4% of each eligible employee's salary per year.

Summary of Executive Compensation for the Fiscal 2013 Performance Period

        The following table summarizes the compensation of the Named Executive Officers for Fiscal 2013. Additional information regarding the individual components of such compensation is included in the discussion above.

Name and Title	Stock Option Amount(1)	Base Salary for Fiscal 2013(2)	Bonus for Fiscal 2012
Henry Stupp, Chief Executive Officer	90,000	$600,000	—
Howard Siegel, President and Chief Operating Officer	60,000	375,000	$62,500
Mark DiSiena, (former) Chief Financial Officer	30,000	180,000	—

(1)
Such stock options vest in equal annual installments over a three year period subject to the continued employment of the grantee. Such stock options were issued at an exercise price of $13.06 per share, which was the closing price of our common stock on the date of grant, and have a seven year term.

(2)
On June 18, 2012, the Compensation Committee increased Mr. Stupp's base salary for Fiscal 2013 from $375,000 to $600,000, effective as of February 1, 2012. As a result of such retroactive increase, Mr. Stupp received a portion of his base salary for Fiscal 2013 in the form of a lump sum payment that was made to Mr. Stupp in late June 2012. The Compensation Committee increased Mr. DiSiena's base salary for Fiscal 2013 from $150,000 to $180,000, effective as of July 1, 2012.

Recent Compensation Decisions

  Salary Increases for Fiscal 2014

        Effective February 25, 2013, the Compensation Committee approved salary increases for Mr. Stupp and Mr. Siegel to salary amounts of $750,000 and $425,000, respectively, with each such salary increases to be effective retroactive to February 1, 2013. The Compensation Committee approved such salary increases after consideration of various factors, including Radford's report on executive compensation and the Compensation Committee's determination to continue to evaluate and modify the total mix of cash compensation for our executive officers to be more closely aligned with that of our Peer Group, as well as the expansion of Cherokee's business (and related expansion of the responsibilities of such executive officers) following Cherokee's September 2012 acquisition of the "Liz Lange" and the "Completely Me by Liz Lange" brands and Cherokee's January 2013 acquisition of rights to the Cherokee brand in the category of school uniforms. In addition, as described above, Mr. Stupp and Mr. Siegel were awarded discretionary bonuses in the amounts of $100,000 and $75,000, respectively.

  Appointment of our new Chief Financial Officer

        Pursuant to an offer letter dated February 22, 2013, Mr. Jason Boling accepted our offer to serve as our Chief Financial Officer. Mr. Boling commenced employment with Cherokee as our Chief Financial Officer on March 25, 2013. Mr. Boling's annual salary is approximately $250,000, and he is eligible for a bonus for his performance in fiscal year 2014 of up to 40% of his base salary, with $35,000 of such amount guaranteed if he remains an employee through the end of Fiscal 2014. Concurrently with his commencement of employment, on March 25, 2013 the Compensation Committee awarded Mr. Boling an option to acquire 30,000 shares of Cherokee's common stock. Such stock options were issued outside of the 2006 Plan as a material inducement for Mr. Boling to accept employment with Cherokee. Notwithstanding the foregoing, such options are generally consistent with the terms of the 2006 Plan. Such options vest in equal annual installments over a three year period subject to the continued employment of Mr. Boling. Such stock options were issued at an exercise price of $14.03 per share, which was the closing price of our common stock on the date of grant, and have a seven year term. Pursuant to his offer letter, Mr. Boling may also be entitled to receive severance benefits following termination of his employment.

  Issuance of Performance Stock Unit Awards

        On April 15, 2013, the Compensation Committee approved the issuance of performance stock unit awards (an "Award" or the "Awards") to the Company's President, Howard Siegel, and to the Company's Chief Financial Officer, Jason Boling, pursuant to the 2006 Plan. Each performance stock unit represents a contingent right to receive one share of the Company's common stock. Mr. Siegel's Award entitles him to receive up to 17,000 shares of the Company's common stock and Mr. Boling's Award entitles him to receive up to 10,000 shares of the Company's common stock, subject to certain vesting and other conditions. There is no purchase price required by the recipient in connection with his receipt of an Award or upon vesting. The Compensation Committee approved the Awards after receiving a report from Radford as the independent compensation consultant retained by the Compensation Committee to advise it on compensation matters.

        The performance stock units vest in up to three increments where the average closing price of the Company's common stock during the month preceding the end of the Company's applicable fiscal year is at least equal to (i) $15.35 for Fiscal 2014, (ii) $16.88 for the Company's fiscal year ending January 31, 2015 ("Fiscal 2015") and (iii) $18.57 for the Company's fiscal year ending January 30, 2016 ("Fiscal 2016"). If a price target is met, one-third of the performance stock units will vest. In addition, if a price target for either Fiscal 2014 or Fiscal 2015 is not met, the portion of the Award that would have vested had such target been met for such fiscal year will rollover to the following fiscal year and will vest in the event the price target for the following fiscal year is met. For example, if at the end of Fiscal 2014 the Company's average closing share price for the month preceding the end of Fiscal 2014 is below $15.35 (i) no portion of the Award will vest at the end of Fiscal 2014 and (ii) two-thirds of the shares subject to the Award will vest in the event that the Company's average closing share price for the month preceding the end of Fiscal 2015 is at least $16.88. Similarly, if neither target for Fiscal 2014 and Fiscal 2015 is met (i) the entire Award will vest in the event that the Company's average closing share price for the month preceding the end of Fiscal 2016 is at least $18.57 and (ii) no portion of the Award will vest in the event that the Company's average closing share price for the month preceding the end of Fiscal 2016 is below $18.57. The executive must continue to be employed by the Company through the relevant vesting dates to be eligible for vesting.

Risks Related to Compensation Policies and Practices

        The Compensation Committee has considered whether our overall compensation program for employees in Fiscal 2013 creates incentives for employees to take excessive or unreasonable risks that could materially harm the Company. We believe that several features of our compensation policies for management employees appropriately mitigate such risks, including a mix of long- and short-term compensation incentives that we believe is properly weighted and the uniformity of compensation policies across the Company. We also believe our internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing us to a harmful long-term business transaction in exchange for short-term compensation benefits.

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.

 REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        The Compensation Committee establishes and oversees the design and functioning of the Company's executive compensation program. We have reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company. Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K and Proxy Statement for the 2013 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE
Timothy Ewing, Chairman
Jess Ravich
Keith Hull
Frank Tworecke

Summary Compensation Table

        The following table sets forth the compensation for services rendered by each person holding the position of Chief Executive Officer and Chief Financial Officer and our other executive officer in service during Fiscal 2013 (the "Named Executive Officers").

Name and Principal Position	Fiscal Year	Salary $(5)		Bonus $(1)	Option Awards $(2)	All Other Compensation $(3)		Total Compensation $
Henry Stupp	2013	633,000		—	309,000	120,000	(4)	1,062,000
Chief Executive Officer	2012	375,000	(4)	370,000		32,000		777,000
	2011	144,000		—	1,176,000	2,000		1,322,000
Howard Siegel	2013	382,000		62,500	206,000	31,000		681,500
President, Chief Operating	2012	372,000		—	515,000	29,000		919,000
Officer & Secretary	2011	372,000		25,000	399,000	31,000		827,000
Mark DiSiena	2013	186,000		—	103,000	17,000		306,000
Chief Financial Officer	2012	150,000		—	78,000	14,000		242,000
	2011	32,000		—	—	—		32,000

(1)
The $62,500 bonus for Mr. Siegel was a discretionary bonus determined and paid during Fiscal 2013.

(2)
Represents the grant date valuation of the awards computed in accordance with the FASB ASC Topic 718. For more information, see Note 8 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K/A filed with the SEC on May 3, 2013.

(3)
The All Other Compensation column includes the employer paid health insurance premiums and the employer contributions to the Named Executive Officer's 401(k) Plan paid on his or her behalf.

(4)
As determined by the Compensation Committee on June 18, 2012, Mr. Stupp's annual base salary increased to $600,000, retroactive to February 1, 2012. Accordingly, the All Other Compensation column for Mr. Stupp for Fiscal 2013 includes a "catch up" payment of approximately $93,000 that was paid in June 2012, which represents the approximate amount paid to Mr. Stupp in connection with such increase for the applicable portion of Fiscal 2013.

(5)
Base salaries for Mr. Stupp, Mr. Siegel, and Mr. DiSiena were $600,000, $375,000, and $180,000, respectively. Amounts included in the table were adjusted to reflect the 53-week year in Fiscal 2013.

Grants of Plan-Based Awards

        The following table provides information concerning each grant of a plan-based award made to a Named Executive Officer during Fiscal 2013.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards		All Other Option Awards: Number of Securities Underlying
					Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option

Name	Grant Date	Threshold ($)	Maximum ($)	Options(1) (#)	Awards ($/Sh)	Awards(2) ($)
Henry Stupp	6/18/2012	—	—	90,000	13.06	308,700
Howard Siegel	6/18/2012	—	—	60,000	13.06	205,800
Mark DiSiena	6/18/2012	—	—	30,000	13.06	102,900

(1)
Represents discretionary option grants made by the Compensation Committee. The options issued to Mr. Stupp, Mr. Siegel, and Mr. DiSiena vest ratably on an annual basis over a three year period, with initial vesting one year from the date of grant. The options issued to Mr. DiSiena have been forfeited following the cessation of his employment with Cherokee effective as of February 25, 2013.

(2)
Represents the grant date valuation of the awards computed in accordance with the FASB ASC Topic 718. For more information, see Note 8 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K/A filed with the SEC on May 3, 2013.

Outstanding Equity Awards at February 2, 2013

Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Henry Stupp
Stock Options(2)	67,500	120,000		—	$18.30	8/26/2016
	—	90,000		—	13.06	6/18/2019
Howard Siegel
Stock Options	10,000	—		—	$22.70	8/21/2015
	50,000	—		—	$16.08	2/1/2015
	33,333	16,667		—	$18.30	8/26/2017
	20,000	80,000	(4)	—	$17.21	3/23/2018
	—	60,000		—	13.06	6/18/2019
Mark DiSiena
Stock Options(5)	4,999	10,001		—	$17.21	3/23/2018
	—	30,000		—	13.06	6/18/2019

(1)
Other than as described below, all grants vest on an annual basis ratably over a three year period, beginning on the first anniversary of the date of grant. Vesting is contingent on continued employment.

(2)
The Option was amended in July 2012 to permit the transfer of up to fifty percent of the shares subject to the Option pursuant to a qualified domestic relations order. Mr. Stupp subsequently transferred such amount to his former spouse (subject to vesting based on Mr. Stupp's continued service to Cherokee). As a result, Mr. Stupp's beneficial ownership of the Option may be deemed to be half of the amounts presented herein.

(3)
Options vest on an annual basis ratably over a five year period in increments of 37,500, beginning on January 31, 2012, and vesting in four additional increments on each yearly anniversary thereafter. Vesting is contingent on continued employment.

(4)
Options vest on an annual basis ratably over a five year period, beginning on the first anniversary of the date of grant. Vesting is contingent on continued employment.

(5)
The options issued to Mr. DiSiena have been forfeited following the cessation of his employment with Cherokee effective as of February 25, 2013.

Options Exercised and Stock Vested

        During Fiscal 2013, none of Cherokee's Named Executive Officers (i) exercised any stock options or (ii) held any shares of restricted stock or restricted stock units.

Employment Agreements; Potential Payments Upon Termination or Change in Control

Chief Executive Officer—Mr. Stupp

Employment Agreement

        In connection with the appointment of Mr. Stupp as our CEO, Cherokee entered into the Employment Agreement with Mr. Stupp. The Employment Agreement was approved by the Board as well as the Compensation Committee. Mr. Stupp's base salary for purposes of the Employment Agreement was $600,000 for Fiscal 2013 and increased to $750,000 effective as of February 1, 2013. In addition, for Fiscal 2012, Mr. Stupp was entitled to receive a cash performance award equal to five percent of Cherokee's pre-tax income during such fiscal year in excess of a threshold amount of $20,000,000, subject to a maximum of $650,000 per fiscal year. Mr. Stupp was not entitled to any portion of such cash performance award for Fiscal 2012 or Fiscal 2013. In June 2012, the Compensation Committee revisited the terms of the performance award in the Employment Agreement and determined it necessary to provide Mr. Stupp with additional performance bonus incentives. In February 2013, the Compensation Committee awarded Mr. Stupp a discretionary bonus of $100,000.

        Mr. Stupp's services as our Chief Executive Officer are at will. The Employment Agreement expires as of January 31, 2014, unless earlier terminated by Cherokee or by Mr. Stupp or extended by mutual agreement. Pursuant to the Employment Agreement, we have agreed to certain indemnification obligations to Mr. Stupp related to his service to us in his capacity as an officer or director. Pursuant to the Employment Agreement, in the event that Mr. Stupp's employment is terminated by Cherokee without cause prior to the expiration of the Employment Agreement, then he shall be paid an amount equal to twelve months of his then-current base salary (currently $750,000).

        Pursuant to the Employment Agreement, (i) on August 26, 2010, Mr. Stupp purchased 81,967 shares of our common stock at a per share price of $18.30 (which was equal to the closing price of the Company's common stock on such date), for aggregate proceeds of $1,500,000 and (ii) on July 28, 2011, Mr. Stupp purchased 12,562 shares of the Company's common stock at a per share price of $15.92 (which was equal to the closing price of the Company's common stock on such date), for aggregate proceeds of approximately $200,000. In addition, pursuant to the Employment Agreement, Mr. Stupp agreed to purchase an aggregate of $600,000 of our common stock in scheduled increments of $200,000 from July 2012 through April 30, 2012 (such additional shares, the "Subsequent Shares"). Mr. Stupp elected not to purchase the Subsequent Shares, and, as a result, a total of 112,500 of the shares subject to the Option (as described below) have been forfeited, leaving a balance of 187,500 shares subject to the Option. Mr. Stupp has agreed to certain "lock up" restrictions regarding his ability to resell or otherwise dispose of any of these shares as set forth in the Employment Agreement.

Option Grant to Mr. Stupp

        In connection with Mr. Stupp's appointment as our Chief Executive Officer, on August 26, 2010, we granted Mr. Stupp an option that was originally exercisable for up to 300,000 shares of our common stock (the "Option") pursuant to a Stock Option Agreement (the "Stock Option Agreement") as an inducement grant outside of the 2006 Plan. The maximum number of shares subject to the Option is now 187,500 as a result of the forfeiture of a total of 112,500 shares described above. The Stock Option Agreement was entered into as an inducement material for Mr. Stupp to enter into employment with the Company. While the grant of the Option was made outside of the 2006 Plan, the grant is consistent with applicable terms of the 2006 Plan. The Option has an exercise price of $18.30 per share, which was the closing price of the Company's common stock on the Nasdaq Global Select Market on the date of grant. The Option vests in five equal annual installments of 37,500 shares beginning on January 31, 2012, and vesting in four additional increments on each yearly anniversary thereafter. In addition, in the event of a change in control of the Company, an additional twenty percent of the total shares subject to the Option shall vest. Change in ownership or control of the Company effected through a merger, consolidation or acquisition by any person or related group of persons of beneficial ownership of securities possession more than 50% of the combined voting power of the outstanding securities of the Company constitutes such a change of control under the option.

        The Option has a term of six years and will be forfeited if not exercised before the expiration of the term. The Option was amended in July 2012 to permit the transfer of up to fifty percent of the shares subject to the Option pursuant to a qualified domestic relations order. Mr. Stupp subsequently transferred such amount to his former spouse (subject to vesting based on Mr. Stupp's continued service to Cherokee). If Mr. Stupp's service to the Company is terminated for any reason, the Option shall cease vesting upon such termination.

Potential Payments Upon Termination or Change in Control

        Other than as described above, there were no employment agreements between the Company and its named executive officers and no such executive officers were entitled to any payments upon termination or a change of control during Fiscal 2013 that were not generally available to all of the Company's employees. If a change in control had occurred effective as of February 2, 2013, Mr. Stupp would have received no benefit from the partial acceleration of the vesting of the Stupp Option, as the exercise price of the option exceeded our common stock price on February 2, 2013. If Mr. Stupp had been terminated by us without cause effective as of February 2, 2013 (and without giving effect to the subsequent increase of Mr. Stupp's base salary for Fiscal 2014 to $750,000), Mr. Stupp would have been eligible to receive an amount equal to $600,000, payable over twelve months.

Certain Relationships and Related Person Transactions

        Our policy is to require that any transaction with a related party required to be reported under applicable SEC rules, other than compensation-related matters and waivers of our Code of Business Conduct and Ethics, be reviewed and approved or ratified by a majority of independent, disinterested directors. We have not adopted procedures for review of, or standards for approval of, these transactions, but instead our Board of Directors reviews such transactions on a case-by-case basis.

        The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

        For information with respect to other transactions and relationships between the Company and certain executive officers, directors and related parties, see the description of our Employment Agreement with Mr. Stupp under the heading "Employment Agreements; Potential Payments Upon Termination or Change in Control" above.

Equity Compensation Plan Information

        The Company currently maintains two equity compensation plans: the 2003 Plan and the 2006 Plan. All of these stock option award plans provide for the issuance of common stock to officers and other employees and directors, and have previously been approved by the Company's stockholders. The following table sets forth the information regarding outstanding options and shares reserved for future issuance under the 2003 Plan and the 2006 Plan as of February 2, 2013.

Securities Authorized for Issuance Under Equity Compensation Plans, as of February 2, 2013

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders—2003 Plan(1)	109,000	$14.26	55,315
Equity compensation plans approved by security holders—2006 Plan(2)	678,500	$15.87	58,500
Equity compensation plans not approved by security holders(3)	287,500	$18.37	—
Total	1,075,000	$16.37	113,815

(1)
In the event that any outstanding option under the plan expires or is terminated, the shares of common stock allocable to the unexercised portion of the option shall again be available for options under the plan as if no option had been granted with respect to such shares, until the 2003 Plan expires on April 28, 2016.

(2)
In the event that any outstanding option under the plan expires or is terminated, the shares of common stock allocable to the unexercised portion of the option shall again be available for options under the plan as if no option had been granted with respect to such shares, until the 2006 Plan expires on April 28, 2016.

(3)
Represents grants to Robert Margolis of an option to purchase 100,000 shares and Henry Stupp of an option to purchase up to 300,000 shares (of which 112,500 shares subject to such option were forfeited as of February 2, 2013) outside of the 2003 Plan and 2006 Plan. For more information, see Note 8 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K/A filed with the SEC on May 3, 2013.

        Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.

 AUDIT COMMITTEE REPORT

        The Audit Committee of the Company's Board of Directors is comprised of independent directors as required by the listing standards of The Nasdaq Stock Market, Inc. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

        The role of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company's financial statements as well as the Company's financial reporting process, accounting principles and internal controls. The Company's independent public accountants are responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

        In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended February 2, 2013 with management and the Company's independent public accountants. The Audit Committee has discussed with the Company's independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as adopted by the Public Company Accounting Oversight Board in Rule 3200T, as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the Company's independent public accountants required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence, as currently in effect, and it has discussed with the Company's independent public accountants their independence from the Company. The Audit Committee has considered whether the independent public accountants' provision of non-audit services to the Company is compatible with maintaining the independent public accountants' independence.

        The members of the Audit Committee are not engaged in the accounting or auditing profession. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the Company's independent public accountants. As a result, the Audit Committee's oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that the Company's financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that the Company's independent public accountants meet the applicable standards for independent public accountants' independence.

        Based on the reports and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2013, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Audit Committee
Mr. Keith Hull, Chairman
Mr. Tim Ewing
Mr. Robert Galvin

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file various reports with the SEC concerning their holdings of, and transactions in, our securities. SEC rules also require that copies of these filings be furnished to us.

        To our knowledge, based solely on our review of the copies of such forms received by us, we believe that, during Fiscal 2013, all Section 16(a) filing requirements applicable to our executive officers, directors and 10% stockholders were complied with, except that (i) the initial report on Form 3 and one report on Form 4 for our recently appointed director, Robert Galvin and (ii) one report on Form 4 for our recently appointed director, Frank Tworecke, were filed subsequent to the applicable filing dates while such directors were obtaining and confirming their Edgar filing codes. The aforementioned Form 4 filings were in respect of the issuance of a stock option and a restricted stock award to such directors pursuant to our director compensation program.

OTHER MATTERS

Stockholder Proposals for the 2014 Annual Meeting of Stockholders

        The submission deadline for stockholder proposals to be included in our proxy materials for the 2014 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act is January 31, 2014, except as may otherwise be provided in Rule 14a-8. All such proposals must be in writing and should be sent to our Corporate Secretary at 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411. While our Board will consider proper stockholder proposals that are properly brought before the annual meeting, we reserve the right to omit from our 2014 proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8 thereunder.

        In addition, our bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting outside the processes of Rule 14a-8, the stockholder must have given timely notice of the proposal or nomination in writing to the Company. To be timely for the 2014 annual meeting, a stockholder's notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between December 2, 2013 and January 31, 2014. A stockholder's notice to the Company must set forth, as to each matter the stockholder proposes to bring before the annual meeting, the information required by our bylaws. We will not entertain any proposals or nominations at the Annual Meeting that do not meet the requirements set forth in our bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

Cost of Soliciting Proxies

        The expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies will be paid by the Company. In addition to the use of the mail, proxies may be solicited by personal interview, telephone or telegraph, by officers, directors and other employees of the Company, who will not receive any additional compensation for such services. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

Adjournments and Postponements

        Although it is not expected, the Annual Meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment or postponement may be made without notice by an announcement at the Annual Meeting. Any signed proxies, or proxies submitted by telephone, received by us will be voted in favor of an adjournment or postponement in these circumstances. Any adjournment or postponement of the Annual Meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use.

Delivery of Voting Materials

        To reduce the expenses of delivering duplicate materials to our stockholders, we are delivering one copy of the Notice of Internet Availability to stockholders who share the same address unless otherwise requested. The Notice of Internet Availability will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability also instructs you as to how you may submit your proxy through the Internet. If you would like to receive a paper or e-mail copy of the proxy materials, you should follow the instructions for requesting such materials in the Notice of Internet Availability.

        If you share an address with another stockholder and have received only one copy of the Notice of Internet Availability, and would like to request a separate copy of the Notice of Internet Availability, you may write or call us to request a separate copy of the Notice of Internet Availability at no cost to you. For future annual meetings, you may request a separate copy of the Notice of Internet Availability or request that we only send one copy of the Notice of Internet Availability to you if you are receiving multiple copies by calling us at (818) 908-9868 or by writing to us attention of Investor Relations, Cherokee Inc., 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411.

Other Business of the Annual Meeting

        The Board of Directors is not aware of any matter to be presented at the Annual Meeting or any postponement or adjournment thereof, which is not listed on the Notice of Annual Meeting and discussed above. If other matters should properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies in accordance with the recommendation of the Board of Directors or if no such recommendation is given, in their own discretion.

By Order of the Board of Directors,
/s/ HOWARD SIEGEL Howard Siegel Secretary

Sherman Oaks, California
May 31, 2013

 Appendix A

CHEROKEE INC.

2013 STOCK INCENTIVE PLAN

        1.    Purposes of the Plan.    The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company's business.

        2.    Definitions.    The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

          (a)   "Administrator" means the Board or any of the Committees appointed to administer the Plan.

          (b)   "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

          (c)   "Applicable Laws" means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

          (d)   "Assumed" means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

          (e)   "Award" means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, Cash-Based Award or other right or benefit under the Plan.

          (f)    "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

          (g)   "Board" means the Board of Directors of the Company.

          (h)   "Cash-Based Award" means an award entitling the Grantee to Shares that may or may not be subject to restrictions upon issuance or cash compensation, as established by the Administrator.

          (i)    "Code" means the Internal Revenue Code of 1986, as amended.

          (j)    "Committee" means any committee composed of members of the Board appointed by the Board to administer the Plan.

          (k)   "Common Stock" means the common stock of the Company.

          (l)    "Company" means Cherokee Inc., a Delaware corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

          (m)  "Consultant" means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

          (n)   "Continuous Service" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee's Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). Notwithstanding the foregoing, except as otherwise determined by the Administrator, in the event of any spin-off of a Related Entity, service as an Employee, Director or Consultant for such Related Entity following such spin-off shall be deemed to be Continuous Service for purposes of the Plan and any Award under the Plan. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

          (o)   "Corporate Transaction" means any of the following transactions:

              (i)  A transaction or series of transactions whereby any "person" or related "group" of "persons" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a "person" that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company's securities outstanding immediately after such acquisition; or

             (ii)  During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clause (i) hereof or clause (iii) hereof) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

            (iii)  The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization or business combination or (y) a sale or other disposition of all or substantially all of the Company's assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

              (A)  Which results in the Company's voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company's assets or otherwise succeeds to the business of the Company (the Company or such person, the "Successor Entity")) directly or indirectly, at least a majority of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction, and

              (B)  After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (iii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

            (iv)  The Company's stockholders approve a liquidation or dissolution of the Company.

          (p)   "Covered Employee" means an Employee who is a "covered employee" under Section 162(m)(3) of the Code.

          (q)   "Director" means a member of the Board or the board of directors of any Related Entity.

          (r)   "Disability" means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, "Disability" means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

          (s)   "Dividend Equivalent Right" means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock. Dividend Equivalent Rights granted in connection with Restricted Stock or Restricted Stock Units that vest based on achievement of performance objectives shall be held subject to the vesting of the underlying Restricted Stock or Restricted Stock Units.

          (t)    "Employee" means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

          (u)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (v)   "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

              (i)  If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

             (ii)  If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

            (iii)  In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

          (w)  "Grantee" means an Employee, Director or Consultant who receives an Award under the Plan.

          (x)   "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (y)   "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (z)   "Officer" means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (aa) "Option" means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

          (bb) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (cc) "Performance-Based Compensation" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

          (dd) "Performance Period" means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to, or the amount or entitlement to, an Award. With respect to Awards hereunder intended to qualify as Performance-Based Compensation, the Performance Period shall be any period of time that does not exceed sixty (60) months.

          (ee) "Plan" means this 2013 Stock Incentive Plan.

          (ff)  "Related Entity" means any Parent or Subsidiary of the Company.

          (gg) "Replaced" means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

          (hh) "Restricted Stock" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator. Dividends payable with respect to Restricted Stock that vest based on achievement of performance objectives shall be held subject to the vesting of the underlying Shares.

           (ii)  "Restricted Stock Units" means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

          (jj)   "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

          (kk) "SAR" means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

          (ll)   "Share" means a share of the Common Stock.

          (mm)  "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

        3.    Stock Subject to the Plan.

          (a)   Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is seven hundred thousand (700,000) Shares, plus the number of Shares that remain available for grants of awards under the Company's 2006 Incentive Award Plan as of the date the Plan is approved by the Company's stockholders, plus any Shares that would otherwise return to the Company's 2006 Incentive Award Plan as a result of forfeiture, termination or expiration of awards previously granted under the Company's 2006 Incentive Award Plan (ignoring the termination or expiration of the Company's 2006 Incentive Award Plan for the purpose of determining the number of Shares available under the Plan); provided, however, that the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options is seven hundred thousand (700,000) Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

          (b)   Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. Notwithstanding anything to the contrary contained herein: (i) Shares tendered or withheld in payment of an Option exercise price shall not be returned to the Plan and shall not become available for future issuance under the Plan; (ii) Shares withheld by the Company to satisfy any tax withholding obligation shall not be returned to the Plan and shall not become available for future issuance under the Plan; and (iii) all Shares covered by the portion of an SAR that is exercised (whether or not Shares are actually issued to the Grantee upon exercise of the SAR) shall be considered issued pursuant to the Plan.

        4.    Administration of the Plan.

          (a)    Plan Administrator.

            (i)    Administration with Respect to Directors and Officers.    With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

            (ii)    Administration With Respect to Consultants and Other Employees.    With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

            (iii)    Administration With Respect to Covered Employees.    Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

            (iv)    Administration Errors.    In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

          (b)    Powers of the Administrator.    Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

              (i)  to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

             (ii)  to determine whether and to what extent Awards are granted hereunder;

            (iii)  to determine the number of Shares or the amount of cash or other consideration to be covered by each Award granted hereunder;

            (iv)  to approve forms of Award Agreements for use under the Plan;

             (v)  to determine the terms and conditions of any Award granted hereunder;

            (vi)  to amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent, provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Grantee (B) the reduction of the exercise price of any Option awarded under the Plan and the base appreciation amount of any SAR awarded under the Plan shall be subject to stockholder approval and (C) canceling an Option or SAR at a time when its exercise price or base appreciation amount (as applicable) exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, SAR, Restricted Stock, or other Award or for cash shall be subject to stockholder approval, unless the cancellation and exchange occurs in connection with a Corporate Transaction. Notwithstanding the foregoing, canceling an Option or SAR in exchange for another Option, SAR, Restricted Stock, or other Award or for cash with an exercise price, purchase price or base appreciation amount (as applicable) that is equal to or greater than the exercise price or base appreciation amount (as applicable) of the original Option or SAR shall not be subject to stockholder approval;

           (vii)  to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

          (viii)  to grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan; and

            (ix)  to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

          (c)    Indemnification.    In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company's expense to defend the same.

        5.    Eligibility.    Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

        6.    Terms and Conditions of Awards.

          (a)    Types of Awards.    The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units, Cash-Based Awards or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

          (b)    Designation of Award.    Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option. In the event that the Code or the regulations promulgated thereunder are amended after the date the Plan becomes effective to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

          (c)    Conditions of Award.    Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following with respect to the Company, any Subsidiary, any division or operating unit or any Company brands, groups of brands or specific brands: (a) net income, (b) pre-tax income, (c) operating income, (d) cash flow, (e) earnings per share, (f) return on equity, (g) return on invested capital or assets, (h) cost reductions or savings, (i) funds from operations, (j) appreciation in the Fair Market Value of Common Stock, (k) earnings before any one or more of the following items: interest, taxes, depreciation or amortization or (l) achievement of strategic initiatives. The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement. In addition, the performance criteria shall be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and any extraordinary, unusual or nonrecurring item, as determined by the Administrator, occurring after the establishment of the performance criteria applicable to the Award intended to be Performance-Based Compensation. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of performance criteria in order to prevent the dilution or enlargement of the Grantee's rights with respect to an Award intended to be Performance-Based Compensation.

          (d)    Acquisitions and Other Transactions.    The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

          (e)    Deferral of Award Payment.    The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares, cash or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

          (f)    Separate Programs.    The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

          (g)    Individual Limitations on Awards.

            (i)    Individual Limit for Options and SARs.    The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any calendar year shall be one hundred thousand (100,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

            (ii)    Individual Limit for Restricted Stock and Restricted Stock Units.    For awards of Restricted Stock and Restricted Stock Units that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any calendar year shall be one hundred thousand (100,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 10, below.

            (iii)    Individual Limit for Cash-Based Awards.    For Cash-Based Awards that are intended to be Performance-Based Compensation, with respect to each twelve (12) month period that constitutes or is part of each Performance Period, the maximum amount that may be paid to a Grantee pursuant to such Awards shall be $250,000. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 10, below. In addition, the foregoing limitation shall be prorated for any Performance Period consisting of fewer than twelve (12) months by multiplying such limitation by a fraction, the numerator of which is the number of months in the Performance Period and the denominator of which is twelve (12).

          (h)    Deferral.    If the vesting or receipt of Shares or cash under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares or amount of cash subject to such Award will not be treated as an increase in the number of Shares or amount of cash subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

          (i)    Early Exercise.    The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

          (j)    Term of Award.    The term of each Award shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

          (k)    Transferability of Awards.    Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator but only to the extent such transfers are made to family members, to family trusts, to family controlled entities, to charitable organizations, and pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the Grantee. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee's Award in the event of the Grantee's death on a beneficiary designation form provided by the Administrator.

          (l)    Time of Granting Awards.    The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.

        7.    Award Exercise or Purchase Price, Consideration and Taxes.

          (a)    Exercise or Purchase Price.    The exercise or purchase price, if any, for an Award shall be as follows:

              (i)  In the case of an Incentive Stock Option:

              (A)  granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

              (B)  granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

             (ii)  In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

            (iii)  In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

            (iv)  In the case of SARs, the base appreciation amount shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

             (v)  In the case of other Awards, such price as is determined by the Administrator.

            (vi)  Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

          (b)    Consideration.    Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

              (i)  cash;

             (ii)  check;

            (iii)  surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

            (iv)  with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

             (v)  with respect to Options, payment through a "net exercise" such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the exercise price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or

            (vi)  any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

          (c)    Taxes.    No Shares or cash shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or cash. Upon exercise or vesting of an Award the Company shall withhold or collect from the Grantee an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award, if applicable, sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award (reduced to the lowest whole number of Shares if such number of Shares withheld would result in withholding a fractional Share with any remaining tax withholding settled in cash).

        8.    Exercise of Award.

          (a)    Procedure for Exercise; Rights as a Stockholder.

              (i)  Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

             (ii)  An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

          (b)    Exercise of Award Following Termination of Continuous Service.

              (i)  An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Service only to the extent provided in the Award Agreement.

             (ii)  Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

            (iii)  Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

        9.    Conditions Upon Issuance of Shares.

          (a)   If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.

          (b)   As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

        10.    Adjustments Upon Changes in Capitalization.    Subject to any required action by the stockholders of the Company and Section 11 hereof, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the numerical limits set forth in Section 6(g), as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." In the event of any distribution of cash or other assets to stockholders other than a normal cash dividend, the Administrator shall also make such adjustments as provided in this Section 10 or substitute, exchange or grant Awards to effect such adjustments (collectively "adjustments"). Any such adjustments to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards. In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards or other issuance of Shares, cash or other consideration pursuant to Awards during certain periods of time. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

        11.    Corporate Transactions.

          (a)    Termination of Award to Extent Not Assumed in Corporate Transaction.    Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

          (b)    Acceleration of Award Upon Corporate Transaction.    Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction, for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares (or other consideration) at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction, provided that the Grantee's Continuous Service has not terminated prior to such date.

          (c)    Effect of Acceleration on Incentive Stock Options.    Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded.

        12.    Effective Date and Term of Plan.    The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

        13.    Amendment, Suspension or Termination of the Plan.

          (a)   The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by Applicable Laws, or if such amendment would lessen the stockholder approval requirements of Section 4(b)(vi) or this Section 13(a).

          (b)   No Award may be granted during any suspension of the Plan or after termination of the Plan.

          (c)   No suspension or termination of the Plan (including termination of the Plan under Section 11, above) shall adversely affect any rights under Awards already granted to a Grantee.

        14.    Reservation of Shares.

          (a)   The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

          (b)   The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        15.    No Effect on Terms of Employment/Consulting Relationship.    The Plan shall not confer upon any Grantee any right with respect to the Grantee's Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee's Continuous Service at any time, with or without cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee's Continuous Service has been terminated for Cause for the purposes of this Plan.

        16.    No Effect on Retirement and Other Benefit Plans.    Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Pension Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

        17.    Stockholder Approval.    The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

        18.    Unfunded Obligation.    Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee's creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

        19.    Construction.    Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

        20.    Nonexclusivity of the Plan.    Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: CHEROKEE INC. M60900-Z60925 CHEROKEE INC. ATTN: JASON BOlING 5990 SEpUlVEdA BLVD, SUITE 600 SHERMAN OAKS, CA 91411 2. To approve the proposed ratification of Ernst & Young LLP as the Company's independent registered public accounting firm for Fiscal 2014. 3. To approve a non-binding advisory resolution on executive compensation. 4. To approve the Cherokee Inc. 2013 Stock Incentive Plan. 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. 01) Timothy Ewing 02) Robert Galvin 03) Keith Hull 1. To elect six (6) directors for a one-year term to expire at the 2014 Annual Meeting of Stockholders. Our Nominating Committee and Board of Directors have nominated and recommend for election as director the following persons: Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ElECTRONIC DElIVERY OF FUTURE PROXY MATERIAlS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIl Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote fOR the following: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. The Board of Directors recommends you vote fOR proposals 2, 3 and 4. For All Withhold All For All Except For Against Abstain To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 04) Jess Ravich 05) Henry Stupp 06) Frank Tworecke

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CHEROKEE INC. The undersigned hereby appoints Henry Stupp and Jason Boling, and each of them, proxies for the undersigned with full power of substitution, to vote all of the shares which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present at the 2013 Annual Meeting of Stockholders of Cherokee Inc. to be held at our corporate office at 5990 Sepulveda Blvd, Suite 600, Sherman Oaks, CA 91411 on July 16, 2013 at 10 A.M. on all matters that may come before the Annual Meeting or any adjournment or postponement thereof. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K Wrap are available at www.proxyvote.com. Continued and to be signed on reverse side M60901-Z60925

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GENERAL INFORMATION
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on July 16, 2013
ITEM 1. ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTORS NOMINATED IN ITEM 1.
ITEM 2. RATIFICATION OF SELECTION OF THE INDEPENDENT AUDITOR
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2014.
ITEM 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION
OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.
ITEM 4. TO APPROVE THE CHEROKEE INC. 2013 STOCK INCENTIVE PLAN
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE 2013 STOCK INCENTIVE PLAN PURSUANT TO THIS PROPOSAL.
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
AUDIT COMMITTEE REPORT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
Appendix A CHEROKEE INC. 2013 STOCK INCENTIVE PLAN